                                                                    EXHIBIT 99.1

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Sybron Dental Specialties, Inc.:

     We have audited the accompanying consolidated balance sheets of Sybron Dental Specialties, Inc. and Subsidiaries as of September 30, 2001 and 2000, and the related consolidated statements of income, stockholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended September 30, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sybron Dental Specialties, Inc. and Subsidiaries as of September 30, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 2001, in conformity with accounting principles generally accepted in the United States of America.

                                                       /s/ KPMG LLP
                                          --------------------------------------
                                                         KPMG LLP

Orange County, California
November 19, 2001, except as to note
22, which is as of May 8, 2002

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                          SEPTEMBER 30, 2001 AND 2000

                                                                2001        2000
                                                              --------    --------
                                                                 (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents (note 18).......................  $  8,319    $  5,783
  Accounts receivable (less allowance for doubtful
     receivables of $1,657 and $2,056 in 2001 and 2000,
     respectively) (note 2).................................    92,172      85,767
  Inventories (notes 1, 3)..................................    85,765      74,383
  Deferred income taxes (note 4)............................     4,801       8,977
  Prepaid expenses and other current assets (note 1)........    12,998       6,497
                                                              --------    --------
       Total current assets.................................   204,055     181,407
                                                              --------    --------
Advances and loans to Apogent (note 18).....................        --      77,762
Property, plant and equipment, net (notes 5, 7 and 8).......    68,919      55,326
Intangible assets, net (note 6 and 16)......................   252,581     220,705
Deferred income taxes (note 4)..............................    10,382       3,410
Other assets (note 11)......................................    13,111       6,967
                                                              --------    --------
       Total assets.........................................  $549,048    $545,577
                                                              ========    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $ 17,336    $ 11,351
  Current portion of long-term debt (notes 7 and 8).........    25,969      21,761
  Income taxes payable (note 4).............................     6,727       1,698
  Income taxes payable to Apogent...........................        --       3,982
  Accrued payroll and employee benefits (note 11)...........    21,315      15,210
  Restructuring reserve (note 12)...........................     2,775       2,403
  Deferred income taxes (note 4)............................     5,200       3,225
  Accrued rebates...........................................     5,421       5,137
  Other current liabilities.................................     9,154       5,109
                                                              --------    --------
       Total current liabilities............................    93,897      69,876
                                                              --------    --------
Long-term debt (note 7, 8, 9 and 16)........................  $321,536    $298,482
Deferred income taxes (note 4)..............................    17,163      15,414
Other liabilities (note 11).................................    16,806       8,835
Commitments and contingent liabilities: (notes 8, 11, 15 and
  16)
Stockholders' equity:
Preferred stock, $.01 par value; authorized 20,000,000
  shares, none outstanding..................................        --          --
Common stock, $.01 par value; authorized 250,000,000 shares,
  37,891,458 issued and outstanding at September 30, 2001...       379          --
Additional paid-in capital..................................    74,661     164,648
Retained earnings...........................................    38,511          --
Accumulated other comprehensive loss........................   (13,905)    (11,678)
                                                              --------    --------
Total stockholders' equity (notes 1, 7, 10, 14, 16, 17).....    99,646     152,970
                                                              --------    --------
       Total liabilities and stockholders' equity...........  $549,048    $545,577
                                                              ========    ========

          See accompanying notes to consolidated financial statements.

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
             FOR THE YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999

                                                                2001       2000       1999
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
Net sales...................................................  $439,547   $423,140   $392,249
Cost of sales:
  Cost of product sold......................................   186,340    175,182    162,573
  Restructuring charges (note 12)...........................     1,291      8,646         --
                                                              --------   --------   --------
       Total cost of sales..................................   187,631    183,828    162,573
                                                              --------   --------   --------
Gross profit................................................   251,916    239,312    229,676
                                                              --------   --------   --------
Selling, general and administrative expenses (note 1).......   140,006    132,223    122,249
Apogent charges (note 18)...................................       730      2,979      4,228
Merger, transaction and integration expenses (note 12)......        --         --      2,569
Restructuring charges (note 12).............................        --        680     (1,177)
Depreciation and amortization of goodwill and other
  intangible assets.........................................     9,099      8,383      7,501
                                                              --------   --------   --------
       Total selling, general and administrative expenses...   149,835    144,265    135,370
                                                              --------   --------   --------
Operating income............................................   102,081     95,047     94,306
                                                              --------   --------   --------
Other income (expense):
  Interest expense (notes 7, 10, 11 and 18).................   (33,458)   (25,899)   (17,074)
  Interest income -- Apogent (note 18)......................        --        852      1,151
  Amortization of deferred financing fees (note 7)..........      (714)      (282)      (154)
  Restructuring charges (note 12)...........................    (1,088)        --         --
  Other, net................................................      (652)       218        (85)
                                                              --------   --------   --------
Income before income taxes and extraordinary item...........    66,169     69,936     78,144
Income taxes (note 4).......................................    26,522     28,339     30,850
                                                              --------   --------   --------
Income before extraordinary item............................  $ 39,647   $ 41,597   $ 47,294
Extraordinary item, net of tax (note 21)....................      (498)        --         --
                                                              --------   --------   --------
       Net income...........................................  $ 39,149   $ 41,597   $ 47,294
                                                              ========   ========   ========
Basic earnings per share (note 14):
  Basic earnings per share before extraordinary item........  $   1.10   $   1.18   $   1.35
  Extraordinary item (note 21)..............................     (0.01)        --         --
                                                              --------   --------   --------
  Basic earnings per share..................................  $   1.09   $   1.18   $   1.35
                                                              ========   ========   ========
Diluted earnings per share (note 14):
  Diluted earnings per share before extraordinary item......  $   1.07
  Extraordinary item (note 21)..............................     (0.01)
                                                              --------
  Diluted earnings per share................................  $   1.06
                                                              ========

          See accompanying notes to consolidated financial statements.

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME
             FOR THE YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999

                                                                                     ACCUMULATED
                                        COMMON STOCK                                    OTHER
                                   ----------------------   ADDITIONAL              COMPREHENSIVE       TOTAL           TOTAL
                                   NUMBER OF                 PAID-IN     RETAINED      INCOME       STOCKHOLDERS'   COMPREHENSIVE
                                     SHARES     PAR VALUE    CAPITAL     EARNINGS      (LOSS)          EQUITY          INCOME
                                   ----------   ---------   ----------   --------   -------------   -------------   -------------
Balance at September 30, 1998....          --     $ --       $133,143    $    --      $ (3,635)       $129,508
Comprehensive income (loss):
  Net income.....................          --       --             --     47,294            --          47,294         $47,294
  Translation adjustment.........          --       --             --         --        (2,615)         (2,615)         (2,615)
  Minimum pension liability
    adjustment...................          --       --             --         --         1,681           1,681           1,681
                                   ----------     ----       --------    -------      --------        --------         -------
      Total comprehensive
         income..................          --       --             --     47,294          (934)                        $46,360
                                                                                                                       =======
Capital contribution from Apogent
  (note 18)......................          --       --         16,210         --            --          16,210
Dividends paid to Apogent (note
  18)............................          --       --             --    (36,483)           --         (36,483)
                                   ----------     ----       --------    -------      --------        --------
Balance at September 30, 1999....          --       --        149,353     10,811        (4,569)        155,595
Comprehensive income (loss):
  Net income.....................          --       --             --     41,597            --          41,597         $41,597
  Translation adjustment.........          --       --             --         --        (7,109)         (7,109)         (7,109)
                                   ----------     ----       --------    -------      --------        --------         -------
      Total comprehensive
         income..................          --       --             --     41,597        (7,109)                        $34,488
                                                                                                                       =======
Capital contribution from Apogent
  (note 18)......................          --       --         21,399         --            --          21,399
Dividends paid to Apogent (note
  18)............................          --       --         (6,104)   (52,408)           --         (58,512)
                                   ----------     ----       --------    -------      --------        --------
Balance at September 30, 2000....          --       --        164,648         --       (11,678)        152,970
Comprehensive income (loss):
  Net income.....................          --       --            638     38,511            --          39,149         $39,149
  Translation adjustment.........          --       --             --         --         3,238           3,238           3,238
  Unrealized loss on derivative
    instruments (note 10)........          --       --             --         --        (5,465)         (5,465)         (5,465)
                                   ----------     ----       --------    -------      --------        --------         -------
      Total comprehensive
         income..................          --       --            638     38,511        (2,227)                        $36,922
                                                                                                                       =======
Capital contribution from Apogent
  (note 18)......................          --     $ --       $  4,612    $    --      $     --        $  4,612
Issuance of common stock in
  connection with the Apogent
  spin-off (notes 1, 13, 17).....  35,108,649      351           (351)        --            --              --
Dividends paid to Apogent (note
  18)............................          --       --        (67,927)        --            --         (67,927)
Non-cash dividends to Apogent
  (note 18)......................          --       --        (78,167)        --            --         (78,167)
Issuance of common stock from
  options exercised..............     132,809        1          1,282         --            --           1,283
Proceeds from stock offering, net
  of offering costs (note 17)....   2,650,000       27         49,926         --            --          49,953
                                   ----------     ----       --------    -------      --------        --------
Balance at September 30, 2001....  37,891,458     $379       $ 74,661    $38,511      $(13,905)       $ 99,646
                                   ==========     ====       ========    =======      ========        ========

          See accompanying notes to consolidated financial statements.

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999

                                                            2001         2000         1999
                                                          ---------    ---------    ---------
                                                                    (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................................  $  39,149    $  41,597    $  47,294
  ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
     PROVIDED BY OPERATING ACTIVITIES:
     Depreciation.......................................      9,772       10,033        9,804
     Amortization.......................................      9,207        8,491        7,662
     Loss (gain) on sales of property, plant and
       equipment........................................        233         (195)         (19)
     Provision for losses on doubtful receivables.......      1,260          936          819
     Inventory provisions...............................     (1,087)      11,006        4,427
     Deferred income taxes..............................        760          103        5,635
  CHANGES IN ASSETS AND LIABILITIES, NET OF EFFECTS OF
     BUSINESSES ACQUIRED:
     (Increase) in accounts receivable..................     (1,096)      (1,036)         (59)
     (Increase) decrease in inventories.................     (1,461)       3,279       (1,950)
     (Increase) decrease in prepaid expenses and other
       current assets...................................     (6,499)        (145)       2,020
     Increase (decrease) in accounts payable............      4,926       (1,769)       1,266
     Increase (decrease) in income taxes payable........      1,047          562       (9,378)
     Increase (decrease) in other current liabilities...      3,480        6,229       (2,125)
     Increase (decrease) in accrued payroll and employee
       benefits.........................................      6,105        1,960       (1,270)
     Increase (decrease) in restructuring reserve.......        372        1,069       (3,800)
     Net change in other assets and liabilities.........     (5,585)     (19,693)      (8,979)
                                                          ---------    ---------    ---------
       Net cash provided by operating activities........     60,583       62,427       51,347
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures..................................    (14,416)     (11,968)     (13,020)
  Proceeds from sales of property, plant and
     equipment..........................................        124          609          214
  Net payments for businesses acquired..................    (51,498)     (21,398)     (15,538)
                                                          ---------    ---------    ---------
       Net cash used in investing activities............    (65,790)     (32,757)     (28,344)

          See accompanying notes to consolidated financial statements.

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF CASH FLOWS -- (CONTINUED)
             FOR THE YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999

                                                            2001         2000         1999
                                                          ---------    ---------    ---------
                                                                    (IN THOUSANDS)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from credit facility.........................  $ 562,160    $ 221,760    $ 234,040
  Principal payments on credit facility.................   (539,021)    (182,880)    (299,320)
  Proceeds from long-term debt..........................        937           --      120,000
  Principal payments on long-term debt..................     (1,593)        (300)     (33,028)
  Payment of deferred financing fees....................     (5,494)          --           --
  Payment of Apogent dividends..........................    (67,927)     (58,512)     (36,483)
  Proceeds from stock offering, net of offering costs...     49,953           --           --
  Capital contributions from Apogent....................      4,612       21,399       16,210
  Cash received from exercise of stock options..........      1,283           --           --
  Net change in advances and loans to Apogent...........       (404)     (20,985)     (27,689)
  Other.................................................         --       (3,464)        (369)
                                                          ---------    ---------    ---------
       Net cash provided by (used in) financing
          activities....................................      4,506      (22,982)     (26,639)
Effect of exchange rate changes on cash and cash
  equivalents...........................................      3,237       (6,995)         444
Net increase (decrease) in cash and cash equivalents....      2,536         (307)      (3,192)
Cash and cash equivalents at beginning of period........      5,783        6,090        9,282
                                                          ---------    ---------    ---------
Cash and cash equivalents at end of period..............  $   8,319    $   5,783    $   6,090
                                                          =========    =========    =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  CASH PAID DURING THE YEAR FOR:
     Interest...........................................  $  24,779    $  25,504    $  16,957
                                                          =========    =========    =========
     Interest received from Apogent.....................  $      --    $     852    $   1,151
                                                          =========    =========    =========
     Income taxes.......................................  $  20,132    $  27,674    $  32,906
                                                          =========    =========    =========
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND
  FINANCING ACTIVITIES:
  Non-cash dividend to Apogent..........................  $  78,167    $      --    $      --
                                                          =========    =========    =========

          See accompanying notes to consolidated financial statements.

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             FOR THE YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999
                             (DOLLARS IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     On November 8, 2000, Sybron International Corporation, which is now known as Apogent Technologies Inc. ("Apogent"), announced that it had declared a pro rata distribution to its shareholders of the common stock and related preferred stock purchase rights of Sybron Dental Specialties, Inc. (formerly known as SDS Holding Co.). Shareholders of record as of November 30, 2000 received one share of Sybron Dental Specialties, Inc. ("SDS") common stock for every three shares of Apogent common stock they owned as of the record date. SDS owns all of the outstanding stock of Sybron Dental Management, Inc. ("SDM"), formerly named Sybron Dental Specialties, Inc. Prior to the distribution ("spin-off"), Sybron Dental Management, Inc. was a direct wholly-owned subsidiary of Apogent. Immediately prior to the spin-off, Apogent contributed all of the stock of Sybron Dental Management, Inc. to Sybron Dental Specialties, Inc. As used in these Notes to the Consolidated Financial Statements, the term "SDS" or the "Company" means Sybron Dental Management, Inc. for the periods prior to the spin-off and Sybron Dental Specialties, Inc. (formerly known as SDS Holding Co.) for periods after the spin-off. The spin-off was effective on December 11, 2000.

     SDS has presented in these consolidated financial statements its assets and liabilities at the same amounts previously presented in the consolidated financial statements of Apogent.

     The subsidiaries of SDS are leading manufacturers of value-added products for the professional dental, orthodontics, and infection prevention markets in the United States and abroad (see note 19).

 (A) PRINCIPLES OF CONSOLIDATION AND FISCAL YEAR END

     The consolidated financial statements reflect the operations of SDS and its wholly owned subsidiaries. The term "Apogent" as used herein refers to Apogent and its subsidiaries. The Company's fiscal year ends on September 30. All significant intercompany balances and transactions have been eliminated. The fiscal years ended September 30, 2001, 2000 and 1999 are hereinafter referred to as "2001", "2000" and "1999", respectively.

 (B) CASH EQUIVALENTS

     For purposes of reporting cash flows, cash and cash equivalents include investments in debt obligations with original maturities of three months or less.

 (C) INVENTORIES

     Inventories are stated at the lower of cost or market. Elements of cost included in inventories are: raw materials, direct labor, manufacturing overhead (which includes indirect labor, fringe benefits, consumable supplies, depreciation of production equipment and tooling) and retained costs representing the excess of manufacturing or production costs over amounts charged to cost of sales. Certain domestic inventories of approximately $65,644 and $63,861 at September 30, 2001 and 2000, respectively, are valued on the last-in, first-out (LIFO) method. The remaining inventories are valued on the first-in, first-out (FIFO) method.

 (D) PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of depreciable assets (5 to 45 years for land improvements, buildings and building improvements, and 3 to 20 years for machinery and equipment) using the straight-line method. The Company assesses the recoverability of assets by comparing the carrying amount of an asset to future net cash

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES flows expected to be generated by that asset. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

     The Company's San Diego, California facility is currently available for sale and the manufacturing conducted there is planned to be absorbed into the Glendora, California facility as a part of the Company's 2001 restructuring plan for the orthodontic segment. Accordingly, the Company has reclassified the carrying amount of approximately $4.4 million of the facility from property, plant and equipment to other current assets in the 2001 consolidated balance sheet. The Company anticipates the sale of the facility to occur in fiscal year 2002.

 (E) INTANGIBLE ASSETS

     Intangible assets are recorded at cost and are amortized, using the straight-line method, over their estimated useful lives. Excess costs over net asset values of acquired businesses (goodwill) are amortized over 5 to 40 years, proprietary technology, trademarks, and other intangibles are amortized over 7 to 40, 9 years, and 3 to 17 years, respectively. The Company assesses the recoverability of its goodwill by determining whether the amortization of the goodwill balance over its remaining life can be recovered through projected undiscounted future cash flows of the acquired businesses. If projected future cash flows indicate that unamortized goodwill will not be recovered, an adjustment would be made to reduce the net goodwill to an amount equal to projected future cash flows discounted at the Company's incremental borrowing rate. Cash flow projections are based on trends of historical performance and management's estimate of future performance, giving consideration to existing and anticipated competitive and economic conditions. No adjustments to goodwill were made in 2001, 2000 and 1999.

 (F) REVENUE RECOGNITION

     The Company recognizes revenue upon shipment of products, when the risks and rewards of ownership are passed, and when persuasive evidence of a sales arrangement exists, the price to the buyer is fixed and determinable and collectability of the sales price is reasonably assured. A large portion of the Company's sales of Professional Dental products is sold through distributors. Revenues associated with sales to distributors are also recognized upon shipment of products when all risks and rewards of ownership of the product are passed. The Company is not obligated to allow for returns.

     The Company accrues rebates based upon its various pricing programs. These rebates are accounted for as a reduction of revenue.

     In September 2001, in accordance with the Emerging Issues Task Force ("EITF") Issue No. 00-10 -- "Accounting for Shipping and Handling Fees and Costs", which requires that all amounts billed to a customer in a sale transaction related to shipping and handling be recorded as revenue, the Company reclassified net sales in its consolidated financial statements to include those amounts previously recorded in selling, general and administrative expenses. The amounts of shipping and handling fees added to net sales for the years ended September 30, 2001, 2000 and 1999 were approximately $4.2 million, $4.4 million, and $4.1 million, respectively. Historically, the Company had recorded shipping and handling amounts billed to customers as a reduction to selling, general and administrative expenses. Prior year amounts have been reclassified to conform to the requirements of the EITF.

 (G) INCOME TAXES

     The Company was included in the consolidated income tax return filed by Apogent through December 11, 2000, but has been responsible for its own filings since the spin-off. U.S. income tax payments, refunds, credits, provisions and deferred income tax components prior to the spin-off have been allocated to SDS in

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES accordance with Apogent's tax allocation policy. Such policy allocated income tax components included in the consolidated income tax return of Apogent to SDS to the extent such components were generated by or related to SDS.

     Income taxes are accounted for under the asset and liability method wherein deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (H) RESEARCH AND DEVELOPMENT COSTS

     Research and development costs are charged to selling, general and administrative expenses in the period they are incurred. Research and development costs for 2001, 2000 and 1999 were approximately $8,977, $8,753 and $9,425, respectively.

 (I) FOREIGN CURRENCY TRANSLATION

     The functional currency for the Company's foreign operations is the applicable local currency. The translation from the applicable foreign currencies to U.S. dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. The gains or losses, net of applicable deferred income taxes, resulting from such translations are included in accumulated comprehensive income (loss), a component of stockholders' equity. Gains and losses resulting from foreign currency transactions are included in net income. Foreign currency transaction losses for 2001, 2000 and 1999 were approximately $1,974, $4,134 and $22, respectively.

 (J) PENSIONS

     The Company and its subsidiaries participate in various pension plans covering substantially all employees. U.S. and Canadian pension obligations are funded by payments to pension fund trustees. Other foreign pensions are funded as expenses are incurred. The Company's policy is generally to fund the minimum amount required under the Employee Retirement Income Security Act of 1974, as amended, for plans subject thereto.

 (K) DEFERRED FINANCING FEES

     Deferred financing fees are capitalized and amortized as a separate component of other income (expense) over the life of the related debt agreements.

 (L) ADVERTISING COSTS

     Advertising costs included in selling, general and administrative expenses are expensed as incurred and were $4,574, $4,117 and $3,903 in 2001, 2000 and 1999, respectively.

 (M) USE OF ESTIMATES

     The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 (N) DERIVATIVE FINANCIAL INSTRUMENTS

     The Company uses derivative financial instruments to manage its foreign currency, interest rate exposures, and a certain net investment. The Company does not hold or issue financial instruments for trading purposes. The notional amounts of these contracts do not represent amounts exchanged by the parties and, thus, are not a measure of the Company's risk. The net amounts exchanged are calculated on the basis of the notional amounts and other terms of the contracts, such as interest rates or exchange rates, and only represent a small portion of the notional amounts. The credit and market risk under these agreements is minimized through diversification among counter parties with high credit ratings. Depending on the item being hedged, gains and losses on derivative financial instruments are either recognized in the results of operations as they occur or are deferred until the hedged transaction occurs. Derivatives used as hedges are effective at reducing the risk associated with the exposure being hedged and are designated as a hedge at the inception of the derivative contract. Accordingly, changes in the fair value of the derivative are highly correlated with changes in the fair value of the underlying hedged item at the inception of the hedge and over the life of the hedge contract.

 (O) ENVIRONMENTAL EXPENDITURES

     Environmental expenditures that relate to current ongoing operations or to conditions caused by past operations are expensed. The Company determines its liability on a site by site basis and records a liability at the time when the liability is probable and can be reasonably estimated. The estimated liability is not reduced for possible recoveries from insurance carriers.

 (P) COMPREHENSIVE INCOME (LOSS)

     The components of accumulated other comprehensive income (loss) consist of translation adjustments, minimum pension liability adjustments, and unrealized gains (losses) on derivative instruments and are included on the accompanying consolidated statements of stockholders' equity and comprehensive income.

 (Q) STOCK-BASED COMPENSATION

     The Company applies the provisions of Statement of Financial Accounting Standards ("SFAS") SFAS No. 123, "Accounting for Stock-Based Compensation". As permitted by SFAS No. 123, the Company continues to follow the guidance of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees". Consequently, compensation related to stock options reflects the difference between the grant price and the fair value of the underlying common shares at the grant date. The Company issues stock options to employees with a grant price equal to the market value of common stock on the grant date. As required by SFAS No. 123, the Company discloses in Note 13 "Stock-Based Compensation" the pro forma effect on operations, as if compensation costs were recorded at the estimated fair value of the stock options granted.

 (R) EARNINGS PER SHARE

     Basic earnings per share are calculated by dividing net income available to common stockholders by the weighted average of common shares outstanding during the year. Diluted earnings per share are calculated by using the weighted average of common shares outstanding adjusted to include the potentially dilutive effect of outstanding stock options.

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

     Basic earnings per share data for fiscal years ended September 30, 2000 and 1999 were based on the 35,108,649 shares outstanding as of the date of the spin-off on December 11, 2000. Diluted earnings per share for the years ended September 30, 2000 and 1999 have been omitted as no SDS stock options existed prior to the date of the spin-off and any calculation of diluted earnings per share would not be meaningful.

 (S) RECLASSIFICATION

     Certain amounts in the prior year consolidated financial statements have been reclassified to conform to the current year presentation.

(2) BUSINESS AND CREDIT CONCENTRATIONS

     Certain of the Company's Professional Dental products are sold through major distributors, none of which has exceeded 10% of the Company's consolidated net sales in 2001, 2000 or 1999. Accounts receivable from each of these distributors was less than 10% of the outstanding consolidated accounts receivable balances at September 30, 2001 or 2000.

(3) INVENTORIES

     Inventories at September 30, 2001 and 2000 consist of the following:

                                                                   2001      2000
                                                                  -------   -------
    Raw materials and supplies..................................  $27,753   $24,300
    Work in process.............................................   14,432     8,410
    Finished goods..............................................   41,323    44,749
    Excess and obsolescence reserves............................   (1,544)   (4,347)
    LIFO reserve................................................    3,801     1,271
                                                                  -------   -------
                                                                  $85,765   $74,383
                                                                  =======   =======

(4) INCOME TAXES

     Total income tax expense (benefit) for the years ended September 30, 2001, 2000 and 1999 is allocated as follows:

                                                                   2001      2000      1999
                                                                  -------   -------   -------
    Income from operations......................................  $26,522   $28,339   $30,850
    Extraordinary items.........................................     (339)       --        --
                                                                  -------   -------   -------
                                                                  $26,183   $28,339   $30,850
                                                                  =======   =======   =======

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

     Income tax expense (benefit) attributable to income from operations consists of:

                                                                 CURRENT    DEFERRED     TOTAL
                                                                 -------    --------    -------
    Year ended September 30, 2001:
      U.S., state and local....................................  $12,954     $4,040     $16,994
      Foreign..................................................    9,359        169       9,528
                                                                 -------     ------     -------
                                                                 $22,313     $4,209     $26,522
                                                                 =======     ======     =======
    Year ended September 30, 2000:
      U.S., state and local....................................  $18,380     $  159     $18,539
      Foreign..................................................    9,856        (56)      9,800
                                                                 -------     ------     -------
                                                                 $28,236     $  103     $28,339
                                                                 =======     ======     =======
    Year ended September 30, 1999:
      U.S., state and local....................................  $14,768     $5,636     $20,404
      Foreign..................................................   10,564       (118)     10,446
                                                                 -------     ------     -------
                                                                 $25,332     $5,518     $30,850
                                                                 =======     ======     =======

     The domestic and foreign components of income before income taxes and extraordinary items are as follows:

                                                                 2001       2000       1999
                                                                -------    -------    -------
    United States.............................................  $40,259    $48,841    $53,904
    Foreign...................................................   25,910     21,095     24,240
                                                                -------    -------    -------
    Income before income taxes and extraordinary items........  $66,169    $69,936    $78,144
                                                                =======    =======    =======

     Income tax expense attributable to income from operations was $26,522, $28,339 and $30,850 in 2001, 2000 and 1999 respectively, and differed from the amounts computed by applying the U.S. Federal income tax rate of 35 percent to income from operations before income taxes, and extraordinary items in 2001, 2000 and 1999 as a result of the following:

                                                                   2001      2000      1999
                                                                  -------   -------   -------
    Computed "expected" tax expense.............................  $23,159   $24,478   $27,350
    Increase (reduction) in income taxes resulting from:
    Change in beginning of year valuation allowance for deferred
      tax assets allocated to income tax expense................     (418)       --      (884)
    Amortization of goodwill....................................    1,624     1,543     1,332
    State and local income taxes, net of Federal income tax
      benefit...................................................    1,624     2,014     3,050
    Foreign income taxed at rates higher than U.S. Federal
      income....................................................      877     2,473     2,098
    Foreign tax credits utilized in excess of U.S. tax on
      foreign earnings..........................................     (723)     (984)   (1,396)
    Net foreign sales corporation benefit.......................   (1,493)   (1,257)   (1,187)
    Other, net..................................................    1,872        72       487
                                                                  -------   -------   -------
                                                                  $26,522   $28,339   $30,850
                                                                  =======   =======   =======

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

     The significant components of deferred income tax expense (benefit) attributable to income from operations for 2001, 2000 and 1999 are as follows:

                                                                   2001      2000      1999
                                                                  ------    ------    ------
    Deferred tax expense (exclusive of the effects of other
      components listed below)..................................  $4,627    $  103    $6,402
    Decrease in the valuation allowance for deferred tax
      assets....................................................    (418)       --      (884)
                                                                  ------    ------    ------
                                                                  $4,209    $  103    $5,518
                                                                  ======    ======    ======

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at September 30, 2001 and 2000 are presented below.

                                                                    2001        2000
                                                                  --------    --------
    Deferred tax assets:
    Inventories.................................................  $  1,078    $  1,636
    Compensation................................................     1,969       1,484
    Sale/Leaseback..............................................     3,021       3,021
    Employee benefits...........................................     1,786       1,342
    Net operating loss carryforwards............................       975       1,393
    Foreign tax credit carryforwards............................     1,827          --
    Warranty and other accruals.................................     5,502       4,904
                                                                  --------    --------
         Total gross deferred tax assets........................    16,158      13,780
         Less valuation allowance...............................      (975)     (1,393)
                                                                  --------    --------
         Net deferred tax assets................................    15,183      12,387
                                                                  --------    --------
    Deferred tax liabilities:
    Depreciation................................................    (2,441)     (2,509)
    Purchase accounting.........................................   (13,562)    (12,320)
    Other.......................................................    (6,360)     (3,810)
                                                                  --------    --------
         Total gross deferred tax liabilities...................   (22,363)    (18,639)
                                                                  --------    --------
         Net deferred tax liabilities...........................  $ (7,180)   $ (6,252)
                                                                  ========    ========

     The change in the net deferred tax liabilities contains $3,280 of deferred tax benefit related to the fair values of the Company's derivative financial instruments. The net change in the total valuation allowance for the years ended September 30, 2001 and 2000 was a decrease of $418 and an increase of $155, respectively. The valuation allowance for deferred tax assets as of October 1, 1999 was $1,238. The valuation allowance relates primarily to net operating loss carryforwards in certain foreign jurisdictions, in which there is a history of pre-tax accounting losses. Management is unable to conclude that there will be pre-tax accounting income in those jurisdictions in the near term. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

     At September 30, 2001, the Company has an aggregate of $2,786 of foreign net operating loss carry forwards from certain foreign jurisdictions, the majority of which expire between 2004 and 2010.

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

     Accumulated earnings of foreign subsidiaries at September 30, 2001, 2000 and 1999 of approximately $48,000, $38,000, and $35,000 respectively, have been reinvested in the business and no provision for income taxes has been made for the repatriation of these earnings.

(5) PROPERTY, PLANT AND EQUIPMENT

     Major classifications of property, plant and equipment at September 30, 2001 and 2000 are as follows:

                                                                     SEPTEMBER 30,
                                                                  --------------------
                                                                    2001        2000
                                                                  --------    --------
    Land and land improvements..................................  $  6,310    $  1,809
    Buildings and building improvements.........................    25,401      25,031
    Machinery and equipment.....................................   102,773      87,413
    Construction in progress....................................    13,325       7,873
                                                                  --------    --------
                                                                   147,809     122,126
    Less: Accumulated depreciation and amortization.............   (78,890)    (66,800)
                                                                  --------    --------
                                                                  $ 68,919    $ 55,326
                                                                  ========    ========

     There were no commitments for purchases of equipment at September 30, 2001 and 2000. Machinery and equipment includes capitalized leases, net of amortization, totaling $22 and $4 at September 30, 2001 and 2000, respectively (see note 8).

(6) INTANGIBLE ASSETS

     Intangible assets at September 30, 2001 and 2000 are as follows:

                                                                     SEPTEMBER 30,
                                                                  --------------------
                                                                    2001        2000
                                                                  --------    --------
    Excess costs over net asset values of businesses acquired
      (goodwill)................................................  $290,643    $249,564
    Proprietary technology......................................    12,941      12,189
    Trademarks..................................................    15,477      15,477
    Other.......................................................    15,184      15,932
                                                                  --------    --------
                                                                   334,245     293,162
    Less: Accumulated amortization..............................   (81,664)    (72,457)
                                                                  --------    --------
                                                                  $252,581    $220,705
                                                                  ========    ========

(7) LONG-TERM DEBT

     Credit Facility: In connection with the spin-off, SDS together with certain of its subsidiaries entered into a new credit facility (the "SDS Credit Facility"), which allows for borrowings up to $450 million from ABN AMRO Bank N.V. and certain other lenders. The SDS Credit Facility is comprised of a $150 million five year tranche A term loan (the "Tranche A Term Loan"), a $150 million seven year tranche B term loan (the "Tranche B Term Loan"), under which Kerr and Ormco, two of the Company's subsidiaries, are borrowers (the "Term Loan Borrowers"), and a five year revolving credit facility up to $150 million (the "Revolving Credit Facility"), under which SDM, another one of the Company's subsidiaries, is the borrower. Historically, certain affiliates of SDS have been obligors under various credit agreements of Apogent (the "Credit Facilities") described below. Apogent has historically recorded a portion of debt outstanding under

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES the Credit Facilities on the books of SDS. The balance at September 30, 2000 represented the historical balances at SDS. Long-term debt at September 30, 2001 and 2000 consists of the following:

                                                                      SEPTEMBER 30,
                                                                  ---------------------
                                                                    2001         2000
                                                                  --------     --------
    Term Loan Facility..........................................  $283,411     $189,172
    Revolving Credit Facility...................................    51,500      122,600
    Sale/Leaseback Obligation...................................     7,951        8,072
    Capital leases and other (see note 8).......................     4,643          399
                                                                  --------     --------
                                                                   347,505      320,243
    Less: Current portion of long-term debt.....................   (25,969)     (21,761)
                                                                  --------     --------
                                                                  $321,536     $298,482
                                                                  ========     ========

     The Tranche A Term Loan bears interest, at the option of SDS, equal to (a) the higher of (i) the rate from time to time publicly announced by ABN AMRO Bank N.V. as its prime rate plus 1% to 1.75% or (ii) the federal funds rate plus an additional 1.5% to 2.25% depending upon certain financial ratios or (b) the adjusted interbank offered rate for Eurodollar deposits with an additional 2% to 2.75% depending upon certain financial ratios. The highest percentage on the grid was applicable through September 30, 2001. The average interest rate at September 30, 2001 on the Tranche A Term Loan was 7.10%, and the amount outstanding as of September 30, 2001 on the Tranche A Term Loan was $134.8 million. The final principal payment on the Tranche A Term Loan is due November 2005.

     The Tranche B Term Loan bears interest, at the option of SDS, equal to (a) the higher of (i) the rate from time to time publicly announced by ABN AMRO Bank N.V. as its prime rate plus 2.75% or (ii) the federal funds rate plus 3.25% or
(b) the adjusted interbank offered rate for Eurodollar deposits plus 3.75%. The average interest rate at September 30, 2001 on the Tranche B Term Loan was 8.75% and the amount outstanding as of September 30, 2001 on the Tranche B Term Loan was $148.7 million. The final principal payment on the Tranche B Term Loan is due November 2007.

     The Revolving Credit Facility also provides for the issuance of standby letters of credit and commercial letters of credit as required in the ordinary course of business. Borrowings under the Revolving Credit Facility generally bear interest on the same terms as those under Tranche A Term Loan. In addition, SDS pays a commitment fee on the average unused portion of the Revolving Credit Facility ranging between .375% to .5% depending on certain financial ratios. For the year ended September 30, 2001, the Company paid approximately $0.4 million in commitment fees. The average interest rate at September 30, 2001 on the Revolving Credit Facility was 8.91%, and the amount outstanding as of September 30, 2001 under the Revolving Credit Facility was $51.5 million.

     The SDS Credit Facility contains numerous financial and operating covenants, including, among other things: restrictions on investments; requirements that SDS maintain certain financial ratios and restrictions on the ability of SDS and its subsidiaries to create or permit liens, limit the incurrence of additional indebtedness, or to pay dividends or make other restricted payments. As of September 30, 2001, SDS was in compliance with all such covenants.

     All interest on the historical books under the Apogent Credit Facilities was at floating rates, primarily based on the Eurodollar rates and, as such, exposed the Company to fluctuations in Eurodollar rates. The Company has not historically mitigated that risk through derivative instruments. Under the SDS Credit Facility, the Company is required to have interest rate protection for a minimum of 50% of the of the aggregate outstanding principal amount of the Tranche A Term Loan and Tranche B Term Loan for not fewer than four years. The Company is currently meeting this obligation.

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

     The SDS Credit Facility is secured by domestic real and personal property assets, and a pledge of capital stock of SDS, Kerr and Ormco, and certain other material domestic and foreign SDS subsidiaries.

     Under the Apogent Credit Facilities, prior to the December 11, 2000 spin-off, borrowings under the term loans were collateralized by the capital stock of Apogent's domestic subsidiaries and by 65% of the stock held by the domestic affiliates in their direct foreign affiliates. The term loans were due in various quarterly installments of principal and interest through July 31, 2004. Furthermore, additional reductions were required to be made from the proceeds of certain other specified borrowings and certain asset sales not in the ordinary course of business.

     Sale/Leaseback: In 1988, the Company completed the sale and leaseback (the "Sale/Leaseback") of its then principal domestic manufacturing and office facilities with an unaffiliated third party. The transaction has been accounted for as a financing for financial statement purposes, thus the facilities remain in property, plant and equipment. The transaction was a sale for income tax purposes. The financing obligation is being amortized over the initial 25-year lease term.

     The initial term of each lease is 25 years with five five-year renewal options. On the fifth anniversary of the leases and every five years thereafter (including renewal terms), the rent is increased by the percentage equal to 75% of the percentage increase in the Consumer Price Index over the preceding five years. The percentage increase to the rent in any five-year period is capped at 15%. Beginning January 1, 1999 annual payments increased from $1.3 million to $1.5 million. The next adjustment will occur January 1, 2004. As a result of the spin-off, the Sale/Leaseback has been amended to extend the leases an additional 5 years, increase the basic rent by $.15 million per year, and provide the option to purchase the leased premises at fair market value from June 1, 2008 to May 31, 2009.

     The Company pays all costs of maintenance and repair, insurance, taxes and all other expenses associated with the properties. In addition, each of the leases is unconditionally guaranteed by the Company.

     The Company has the option to purchase the facilities according to the terms of any bona fide offer received by the lessor from a third party at any time during the term of the leases. The Company may be obligated to repurchase the property upon the event of a breach of certain covenants or occurrence of certain other events.

     Stock Offering: On June 8, 2001, we sold 2,650,000 shares of common stock in an underwritten public offering generating net proceeds of approximately $50.0 million, which were primarily used to repay money borrowed under the Revolving Credit Facility to finance the acquisitions of Hawe Neos Holdings S.A. ("Hawe Neos") and OBF Technologies, Inc. ("OBF").

     Maturities of Long-Term Debt: In connection with the spin-off on December 11, 2000 the Company settled all intercompany loans and advances with Apogent by way of a non-cash dividend of $78.2 million, and paid a cash dividend of $67.9 million to Apogent. Additionally, the Company borrowed $375 million under the SDS Credit Facility.

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

     Maturities of long-term debt reflect the SDS Credit Facility, Sale/Leaseback, and other long-term debt as of September 30, 2001 as follows:

    FISCAL
    ------
    2002........................................................  $ 25,969
    2003........................................................    30,714
    2004........................................................    35,695
    2005........................................................    40,688
    2006........................................................    64,022
    Thereafter..................................................   150,417
                                                                  --------
                                                                  $347,505
                                                                  ========

(8) LEASE COMMITMENTS

     As of September 30, 2001, minimum rentals, excluding rent payments under the Sale/Leaseback described in note 7, under capital and noncancellable operating leases consisting primarily of machinery and equipment, and building leases are:

    FISCAL                                                        CAPITAL    OPERATING
    ------                                                        -------    ---------
    2002........................................................    $12       $ 4,512
    2003........................................................      8         3,636
    2004........................................................      8         2,850
    2005........................................................      5         2,200
    2006........................................................     --         1,549
    Thereafter..................................................     --         4,084
                                                                    ---       -------
                                                                    $33       $18,831
                                                                              =======
    Less amounts representing interest..........................      5
                                                                    ---
    Present value of net minimum lease payments.................     28
    Less current portion........................................     10
                                                                    ---
    Long-term obligations under capital leases..................    $18
                                                                    ===

     Amortization of assets held under capital leases is included with depreciation expense.

     Rental expense under operating leases was $6,056, $4,904 and $3,794 in 2001, 2000 and 1999, respectively.

(9) FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of financial instruments approximate fair value due to the short maturity of those instruments except as follows:

  LONG-TERM DEBT

     Credit Facilities: The fair value of the SDS Credit Facility as of September 30, 2001 approximates the carrying amount, as the interest rates are variable and approximate rates that the Company could obtain under similar terms at the balance sheet date.

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

     The fair value of the Apogent Credit Facilities was determined by estimating the interest rate margins (the premium over the Eurodollar rate) on each of Apogent's allocation of the Tranche A Term Loan Facility, Tranche B Term Loan Facility and the Revolving Credit Facility for companies with credit risk similar to that of SDS. In 2000 the Apogent spread over the Eurodollar rate was 75 basis points for the Tranche A Term Loan Facility and the Revolving Credit Facility and a spread of the Eurodollar rate plus 200 basis points on the Tranche B Term Loan Facility.

     Derivatives: The Company had interest rate swaps, a cross currency debt swap and foreign exchange zero cost collars in place at September 30, 2001 (see note 10). The fair values of these instruments were provided by third party broker/bankers. The Company had no derivatives in place at September 30, 2000.

                                                      SEPTEMBER 30, 2001      SEPTEMBER 30, 2000
                                                     ---------------------   ---------------------
                                                     REPORTED   ESTIMATED    REPORTED   ESTIMATED
                                                      AMOUNT    FAIR VALUE    AMOUNT    FAIR VALUE
                                                     --------   ----------   --------   ----------
Long-term debt (including current portion).........  $347,505    $347,505    $320,243    $310,074
Derivatives instruments............................     8,146       8,146          --          --
                                                     --------    --------    --------    --------
  Total fair value.................................  $355,651    $355,651    $320,243    $310,074
                                                     ========    ========    ========    ========

     The estimated fair values of the Company's financial instruments have been determined using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized in a current market exchange. The use of different market assumptions or estimation methodologies may have a material impact on the estimated fair value amounts.

(10) DERIVATIVES

  FOREIGN EXCHANGE CURRENCY RISK MANAGEMENT

     SDS operates internationally; therefore, its earnings, cash flows, and financial position are exposed to foreign currency risk from foreign currency denominated receivables and payables, forecasted sales transactions, as well as net investments in certain foreign operations. These items are denominated in foreign currencies, including but not limited to the Euro, Yen, Swiss franc, Canadian dollar, and the Australian dollar.

     The Company believes it is prudent to minimize the variability caused by foreign currency risk. Management attempts to minimize foreign currency risk by using derivative instruments when prudent. The Company does not use derivative instruments for purposes other than hedging.

     Although the Company has a U.S. dollar functional currency, a substantial portion of its sales, income, and cash flow are derived from foreign currencies. The Company's foreign currency exposure exists primarily in the Euro, Japanese Yen, Canadian dollar, and Australian dollar versus the U.S. dollar. With the acquisition of Hawe Neos. on May 31, 2001, the Company now considers the Swiss franc a currency exposure.

     For fiscal year 2002, the Company's projected total foreign currency exposure is approximately 49.8 million Euros, 915.7 million Japanese Yen, 16.9 million Canadian dollars, 13.7 million Australian dollars, and 11.8 million Swiss franc. The Company has put in place a strategy to manage its Euro and Yen cash flow exposure through the use of zero cost collar contracts. There were no such contracts in place for the Canadian dollar, Australian dollar, and Swiss franc for fiscal year 2002.

     In August 2001, the Company entered into a series of zero cost collar contracts to hedge intercompany transactions with a total notional amount of
40.2 million Euros for fiscal year 2002. In addition, the Company

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES entered into a zero cost collar contract to hedge a total notional amount of
660.0 million Japanese Yen for fiscal year 2002.

     For fiscal year 2001, approximately $0.03 million of loss, net of income tax, representing the fair value of the zero cost collars, was recorded in accumulated other comprehensive income (loss), related to the foreign currency zero cost collar transactions. In addition, none of the foreign currency cash flow hedges have been discontinued.

     Zero cost collar contracts in place as of September 30, 2001 are as follows (in thousands, except rates):

                                                          LOCAL
                         TRADE    EFFECTIVE   MATURITY   CURRENCY   FLOOR RATE     CEILING RATE
CURRENCY                 DATE       DATE        DATE      AMOUNT    PER U.S. $      PER U.S. $
--------                -------   ---------   --------   --------   ----------   ----------------
Euro                    8/29/01   10/29/01    9/27/02      8,100        0.89                 0.92
Euro                    8/29/01   10/29/01    9/27/02     12,000        0.89                 0.92
Euro                    8/29/01   10/29/01    9/26/02      8,100        0.89                 0.92
Euro                    8/29/01   10/29/01    9/26/02     12,000        0.89                 0.92
Yen                     9/25/01   10/29/01    9/26/02    660,000      120.00     113.90 to 109.80

     As of September 30, 2001, the maximum length of time over which the Company is hedging its exposure to the variability in future cash flows associated with foreign currency forecasted transaction is twelve months.

     During the year ending September 30, 2002, approximately $0.05 million of losses in accumulated other comprehensive income (loss) related to the zero cost collars are expected to be reclassified into foreign exchange loss as a yield adjustment of the hedged foreign currency representing the fair value of the zero cost collars.

     In September 2001, the Company entered into a cross currency debt swap transaction to hedge its net investment in Hawe Neos. The agreement has an effective date of October 16, 2001, and is a contract to exchange a U.S. dollar principal amount of $45 million in exchange for a Swiss franc principal amount of 71.73 million at the termination date of October 16, 2006. The interest rate to be paid to the Company on the U.S. dollar principal amount of $45 million is a fixed rate of 5.79%, and the interest rate to be paid by the Company on the Swiss franc principal amount of 71.73 million is a fixed rate of 4.40%, with the interest payments due quarterly on both the Swiss franc loan and the U.S. dollar loan.

     For fiscal year 2001, the fair value of the cross currency debt swap transaction gain (net of income tax) included in translation adjustments was $580.

 INTEREST RATE EXPOSURE -- INTEREST RATE RISK MANAGEMENT

     The Company uses variable-rate debt to finance its operations. These debt obligations expose the Company to variability in interest payments due to changes in interest rates. If interest rates increase, interest expense increases. Conversely, if interest rates decrease, interest expense also decreases. Under the SDS Credit Facility, the Company is required to have interest rate protection for a minimum of fifty percent of the aggregate outstanding principal amount of the Tranche A Term Loan and Tranche B Term Loan for not fewer than four years.

     To meet this requirement, management has entered into several interest rate swap agreements to manage fluctuations in cash flows resulting from interest rate risk.

     The interest rate swaps change the variable-rate cash flow exposure on the Tranche A Term Loan and Tranche B Term Loan to fixed-rate cash flows by entering into receive-variable, pay-fixed interest rate swaps.

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

     The Company does not enter into speculative contracts and continues to assess its exposure to interest rate risk on an ongoing basis.

     For fiscal year ended 2001, the total net cost of converting from floating rate (3-month Libor) to fixed rate from a portion of the interest payments of the debt obligation was $575. Below is a table listing the interest expense exposure detail (in thousands):

                                                                                             FISCAL 2001
    LOAN                    AMOUNT        TERM         TRADE       EFFECTIVE    MATURITY        COST
    ----                   --------    ----------    ----------    ---------    ---------    -----------
    Kerr B...............  $ 35,000       4 years    12/22/2000    01/16/01     1/18/2005      $223.3
    Ormco B..............    35,000       4 years    12/22/2000    01/16/01     1/18/2005       223.3
    Revolver.............    10,000       4 years     1/24/2001    02/16/01     2/16/2005        46.4
    Revolver.............    25,000     1.5 years     2/23/2001    03/15/01     9/15/2002        28.2
    Kerr A...............    32,586       4 years      1/2/2001    03/30/01     3/31/2005         7.3
    Ormco A..............    32,586       4 years      1/2/2001    03/30/01     3/31/2005         7.1
    Ormco B..............    35,000    1.25 years     2/23/2001    06/15/01     9/15/2002        39.4
                           --------                                                            ------
    Totals...............  $205,172                                                            $575.0
                           ========                                                            ======

     The fair value of interest rate swap agreements designated as hedging instruments of the variability of cash flows associated with floating-rate, long-term debt obligations are reported in accumulated other comprehensive income (loss). These amounts subsequently are reclassified into interest expense as a yield adjustment in the same period in which the related interest on the floating-rate debt obligations affects earnings.

     During the year ending September 30, 2002, approximately $3.6 million of losses in accumulated other comprehensive income (loss) related to the interest rate swaps are expected to be reclassified into interest expense as a yield adjustment of the hedged debt obligation.

     During the year ended September 30, 2001, an approximate $5.4 million loss (net of income tax) was recorded in accumulated other comprehensive income
(loss). Fair value of the interest rate swap agreements as of September 30, 2001 are as follows (in thousands):

                                                                                             FAIR VALUE
    LOAN                    AMOUNT        TERM         TRADE       EFFECTIVE    MATURITY     (PRE-TAX)
    ----                   --------    ----------    ----------    ---------    ---------    ----------
    Kerr B...............  $ 35,000       4 years    12/22/2000    01/16/01     1/18/2005     $2,147.5
    Ormco B..............    35,000       4 years    12/22/2000    01/16/01     1/18/2005      2,147.5
    Revolver.............    10,000       4 years     1/24/2001    02/16/01     2/16/2005        571.6
    Revolver.............    25,000     1.5 years     2/23/2001    03/15/01     9/15/2002        555.0
    Kerr A...............    32,586       4 years      1/2/2001    03/30/01     3/31/2005      1,463.0
    Ormco A..............    32,586       4 years      1/2/2001    03/30/01     3/31/2005      1,397.8
    Ormco B..............    35,000    1.25 years     2/23/2001    06/15/01     9/15/2002        777.7
                           --------                                                           --------
    Totals...............  $205,172                                                           $9,060.1
                           ========                                                           ========

(11) EMPLOYEE BENEFIT PLANS

     Pension and Other Postretirement Benefits: The Company participates in various defined benefit pension plans covering substantially all of its U.S. employees. The benefits are generally based on various formulas, the principal factors of which are years of service and compensation. The Company's funding policy is to generally make annual contributions in excess of the minimum required contributions required by applicable regulations

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES in order to avoid any Pension Benefit Guarantee Corporation ("PBGC") variable premium payments. Plan assets are invested primarily in U.S. stocks, bonds and international stocks. In addition to the defined benefit plans, the Company provides certain health care benefits for certain Kerr Corporation employees, which are funded as costs are incurred. Eligible employees who reached age 55 prior to January 1, 1996 will become eligible for postretirement health care benefits only if they reach retirement age while working for SDS. The Company accrues, as current costs, the future lifetime retirement benefits for qualifying active employees. The postretirement health care plans for Kerr Corporation, a subsidiary of SDS, currently follow a policy instituted by the predecessor of Apogent in 1986 where the Company's contributions were frozen at the levels equal to Kerr Corporation's contributions on December 31, 1988, except where collective bargaining agreements prohibited such a freeze. Employees of SDS are also part of a retirement security pension plan. This plan covers all qualifying active SDS employees as of the date of the spin-off, and employees retiring after the spin-off and their dependents.

     The following assumptions were used in determining the funded status of our defined benefit pension plans:

                                                                  2001     2000
                                                                  -----    -----
    Discount rate...............................................   7.5%     8.0%
    Rate of increase in compensation levels.....................   4.0%     4.0%
    Expected long-term rate of return on assets.................  10.0%    10.0%

     The following assumptions were used in determining the accumulated postretirement benefit obligation of the Company's postretirement healthcare plans.

                                                                  2001     2000
                                                                  -----    -----
    Discount rate...............................................  7.75%    8.00%
    Average increase in medical costs...........................  5.50%    5.50%

                                                      PENSION BENEFITS        OTHER BENEFITS
                                                     -------------------    ------------------
                                                       2001       2000       2001       2000
                                                     --------    -------    -------    -------
Change in benefit obligations:
  Obligations at beginning of year.................  $ 27,451    $21,238    $ 4,706    $ 4,818
  Service cost.....................................     1,848      1,920        152        138
  Interest cost....................................     2,134      1,993        359        367
  Actuarial (gain) loss............................     5,170      3,020      1,578       (188)
  Benefit payments.................................      (768)      (740)      (387)      (429)
  Foreign exchange rates...........................       141         20         --         --
                                                     --------    -------    -------    -------
  Obligations at end of year.......................  $ 35,976    $27,451    $ 6,408    $ 4,706
Change in fair value of plan assets:
  Fair value of plan assets at beginning of year...  $ 29,625    $23,986    $    --    $    --
  Actual return on plan assets.....................    (4,551)     3,504         --         --
  Employer contributions...........................     1,159      2,845         --         --
  Benefit payments.................................      (768)      (740)        --         --
  Foreign exchange rates...........................       143         30         --         --
                                                     --------    -------    -------    -------
  Fair value of plan assets at end of year.........  $ 25,608    $29,625    $    --    $    --

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

                                                      PENSION BENEFITS        OTHER BENEFITS
                                                     -------------------    ------------------
                                                       2001       2000       2001       2000
                                                     --------    -------    -------    -------
Funded status:
  Funded status at end of year.....................  $(10,369)   $ 2,174    $(6,408)   $(4,706)
  Unrecognized transition asset....................       (56)      (130)        --         --
  Unrecognized prior service cost..................       676        743         --         --
  Unrecognized (gain) loss.........................    10,209     (2,416)     1,661         83
  Remaining excess of fair value of plan assets
     over projected benefit obligation recognized
     as a result of the 1987 acquisition of Sybron
     Corporation...................................     1,251      1,369         --         --
                                                     --------    -------    -------    -------
Net amount recognized at measurement date..........     1,711      1,740     (4,747)    (4,623)
Employer contribution paid after measurement
  date.............................................     1,701        442         --         --
                                                     --------    -------    -------    -------
Net amount recognized at end of year...............  $  3,412    $ 2,182    $(4,747)   $(4,623)
                                                     ========    =======    =======    =======

     The following table provides the amounts recognized in the Company's consolidated balance sheets:

                                                       PENSION BENEFITS       OTHER BENEFITS
                                                      ------------------    ------------------
                                                       2001       2000       2001       2000
                                                      -------    -------    -------    -------
Prepaid benefit cost................................  $ 3,998    $ 3,839    $    --    $    --
Accrued benefit liability...........................   (3,618)    (3,468)    (4,747)    (4,623)
Intangible asset....................................       31         --         --         --
Remaining excess of fair value of plan assets over
  projected benefit obligation recognized as a
  result of the 1987 acquisition of Sybron
  International.....................................    1,251      1,369         --         --
Other...............................................       49         --         --         --
                                                      -------    -------    -------    -------
Net amount recognized at measurement date...........    1,711      1,740     (4,747)    (4,623)
Employer contributions paid after measurement
  date..............................................    1,701        442         --         --
                                                      -------    -------    -------    -------
Net amount recognized in other non-current assets or
  (liabilities) at September 30.....................  $ 3,412    $ 2,182    $(4,747)   $(4,623)
                                                      =======    =======    =======    =======

     The following table provides disclosure of the net periodic benefit cost:

                                              PENSION BENEFITS              OTHER BENEFITS
                                        -----------------------------    --------------------
                                         2001       2000       1999      2001    2000    1999
                                        -------    -------    -------    ----    ----    ----
    Service cost......................  $ 1,848    $ 1,920    $ 1,645    $152    $138    $129
    Interest cost.....................    2,134      1,993      1,707     359     367     274
    Expected return on plan assets....   (2,894)    (2,249)    (2,265)     --      --      --
    Amortization of transition
      asset...........................      (71)         4          4      --      --      --
    Amortization of prior service
      cost............................       72         31         (6)     --      --      --
    Amortization of net loss..........      (21)        41         35      --      --      31
                                        -------    -------    -------    ----    ----    ----
    Net periodic benefit cost.........  $ 1,068    $ 1,740    $ 1,120    $511    $505    $434
                                        =======    =======    =======    ====    ====    ====

     At September 30, 2001 all plans except the Sybron Canada Pension Plan had benefit obligations in excess of fair value. There were no plans with accumulated benefit obligations in excess of fair value of plan assets at September 30, 2000.

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

     An increase of one percentage point in the per capita cost of health care costs associated with the plans for which the Company's contributions are not frozen would increase the accumulated postretirement benefit obligation and service and interest cost components as of September 30, 2001 by approximately $1,156 and $140, respectively. Similarly, a decrease of one percentage point in the per capita cost of health care costs would decrease the accumulated postretirement benefit obligation and service and interest cost components as of September 30, 2001 by approximately $919 and $93, respectively.

     Because more than 60% of the 2001, 2000 and 1999 net periodic postretirement benefit costs relate to interest costs, the Company has classified such interest costs as interest expense. This resulted in a non-cash increase in interest expense of approximately $359, $367, and $274 in 2001, 2000 and 1999, respectively.

     Savings Plans: Employees in the United States are eligible to participate in contributory savings plans maintained by the Company under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Company matching contributions under the plans, net of forfeitures, were approximately $1,467, $1,354 and $1,274 for 2001, 2000 and 1999, respectively.

(12) RESTRUCTURING AND MERGER AND INTEGRATION CHARGES

     In September 2001, the Company recorded a restructuring charge of approximately $2,400 (approximately $1,500 after tax) representing severance and termination costs for approximately 63 employees (primarily at the San Diego, California facility) as a result of the 2001 restructuring plan. The restructuring charge was classified as components of cost of sales (approximately $1,300 relating to manufacturing severance and exited capital), and other expenses (approximately $1,100).

     Restructuring activity relating to the September 30, 2001 restructure charge and its components are as follows:

                                          LEASE      SHUT-     INVENTORY   FIXED            CONTRACTUAL
                             SEVERANCE   PAYMENTS     DOWN     WRITE-OFF   ASSETS    TAX    OBLIGATIONS
                                (A)        (B)      COSTS(B)      (C)       (C)      (D)        (E)       OTHER   TOTAL
                             ---------   --------   --------   ---------   ------   -----   -----------   -----   ------
2001 Restructuring
  Charge...................   $1,050      $   --     $   --     $   --      $250    $  --      $775       $325    $2,400
2001 Non-Cash Charges......       --          --         --         --       250       --       100        300       650
                              ------      ------     ------     ------      ----    -----      ----       ----    ------
September 30, 2001
  balance..................   $1,050      $   --     $   --     $   --      $ --    $  --      $675       $ 25    $1,750
                              ======      ======     ======     ======      ====    =====      ====       ====    ======

     In September 2000, the Company recorded a restructuring charge of approximately $9,300 (approximately $5,800 after tax) representing the exiting of several product lines and severance and termination costs for approximately 65 employees (primarily at the Metrex Parker, Colorado facility) as a result of the 2000 restructuring plan. The restructuring charge was classified as components of cost of sales (approximately $7,700 relating to the write-off of inventory), and selling, general and administrative expenses (approximately $1,600).

     Restructuring activity relating to the September 30, 2000 restructure charge and its components are as follows:

                                          LEASE      SHUT-     INVENTORY   FIXED            CONTRACTUAL
                             SEVERANCE   PAYMENTS     DOWN     WRITE-OFF   ASSETS    TAX    OBLIGATIONS
                                (A)        (B)      COSTS(B)      (C)       (C)      (D)        (E)       OTHER   TOTAL
                             ---------   --------   --------   ---------   ------   -----   -----------   -----   ------
2000 Restructuring
  Charge...................   $1,300      $   --     $   --     $7,600      $200    $  --      $100       $100    $9,300
2000 Non-Cash Charges......       --          --         --      7,600       200       --        --         --     7,800
                              ------      ------     ------     ------      ----    -----      ----       ----    ------
September 30, 2000
  balance..................    1,300          --         --         --        --       --       100        100     1,500
2001 Cash Payments.........    1,175          --         --         --        --       --        75        100     1,350
                              ------      ------     ------     ------      ----    -----      ----       ----    ------
September 30, 2001
  balance..................   $  125      $   --     $   --     $   --      $ --    $  --      $ 25       $ --    $  150
                              ======      ======     ======     ======      ====    =====      ====       ====    ======

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

     In June 1998, the Company recorded a restructuring charge of approximately $14,600 (approximately $10,700 after tax) for the rationalization of certain acquired companies, combination of certain duplicate production facilities, movement of certain customer service and marketing functions, and the exiting of several product lines. The restructuring charge was classified as components of cost of sales (approximately $4,600 relating to the write-off of inventory), selling, general and administrative expenses (approximately $9,200) and income tax expense (approximately $700).

     Restructuring activity relating to the June 30, 1998 restructure charge and its components are as follows:

                                        LEASE      SHUT-     INVENTORY   FIXED           CONTRACTUAL
                           SEVERANCE   PAYMENTS     DOWN     WRITE-OFF   ASSETS   TAX    OBLIGATIONS
                              (A)        (B)      COSTS(B)      (C)       (C)     (D)        (E)       OTHER     TOTAL
                           ---------   --------   --------   ---------   ------   ----   -----------   ------   -------
1998 Restructuring
  charge.................   $4,300       $300       $400      $4,600     $1,300   $700      $900       $2,100   $14,600
1998 Cash Payments.......    1,800         --        100          --         --     --       300        1,400     3,600
1998 Non-Cash Charges....       --         --         --       4,600      1,300     --        --           --     5,900
                            ------       ----       ----      ------     ------   ----      ----       ------   -------
September 30, 1998
  balance................    2,500        300        300          --         --    700       600          700     5,100
1999 Cash Payments.......    1,300        300        300          --         --     --       300          400     2,600
Adjustments(a)...........    1,200         --         --          --         --     --        --           --     1,200
                            ------       ----       ----      ------     ------   ----      ----       ------   -------
September 30, 1999
  balance................       --         --         --          --         --    700       300          300     1,300
2000 Cash Payments.......                                                                    300          100       400
                            ------       ----       ----      ------     ------   ----      ----       ------   -------
September 30, 2000 and
  September 30, 2001
  balances...............   $   --       $ --       $ --      $   --     $   --   $700      $ --       $  200   $   900
                            ======       ====       ====      ======     ======   ====      ====       ======   =======

---------------

(a) Amount represents severance and termination costs for approximately 165 terminated employees (primarily sales and marketing personnel) related to the June 1998 restructuring plan. As of September 30, 2001, 154 employees have been terminated as a result of the 1998 restructuring plan. An adjustment of approximately $1,200 was made in fiscal 1999 to adjust the accrual primarily representing over accruals for anticipated costs associated with outplacement services, accrued fringe benefits, and severance associated with employees who were previously notified of termination and subsequently filled other Company positions. No additional employees will be terminated under this restructuring plan. The September 2000 restructuring charge represents severance and termination costs for approximately 65 terminated employees (primarily at the Metrex, Parker, Colorado facility) as a result of the 2000 restructuring plan. As of September 30, 2001 all terminations were completed under the 2000 restructure plan. The September 2001 restructuring charge represents severance and termination costs for approximately 63 employees to be terminated at the Ormco San Diego facility as a result of the September 2001 restructuring plan.

(b) Amount represents lease payments and shutdown costs on exited facilities.

(c) Amount represents write-offs of inventory and fixed assets associated with discontinued product lines.

(d) Amount represents a statutory tax relating to assets transferred from an exited sales facility in Switzerland.

(e) Amount represents certain terminated contractual obligations.

(13) STOCK-BASED COMPENSATION

     In connection with the spin-off, officers and employees were allowed to exchange their Apogent stock options for SDS stock options having an aggregate intrinsic value (the spread between the market value and

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES exercise price of the option shares) equal to the aggregate intrinsic value of the Apogent stock options exchanged immediately prior to the spin-off and an exercise price that maintained the ratio of the exercise price per share to the market value per share of the Apogent stock options exchanged immediately prior to the spin-off. For these SDS stock options, the exercise price and the number of shares of SDS common stock subject to each option were determined by adjusting the exercise price and the number of shares subject to the corresponding Apogent stock option exchanged under an adjustment formula, designed to preserve the aggregate intrinsic value and exercise price to market value relationship referred to above, based on the relationship between the trading prices on the New York Stock Exchange of Apogent common stock and SDS common stock trading on a "when issued" basis, during the period of "when issued" trading ending on the date of the spin-off. Other than the adjustment of the exercise price and the number of shares subject to each option, the terms of the SDS stock options received in exchange for Apogent stock options are the same as the terms of the Apogent stock options for which they were exchanged. The SDS stock options issued in exchange for Apogent stock options were issued under SDS's 2000 Long-Term Incentive Plan.

     Under SDS's 2000 Long-Term Incentive Plan (the "2000 Stock Plan"), incentive stock options and nonqualified stock options may be granted to any full-time, non-union employee of SDS or any of its subsidiaries, including any employee who is a member of the Board of Directors, but excluding any director who is not an employee of SDS or any of its subsidiaries. Subject to the terms and provisions of the plan, options may be granted to eligible employees selected by the compensation committee of the Board of Directors, which administers the plan. The committee has the discretion to determine the number of shares subject to options granted and the terms and conditions of the options. The exercise price of an option granted under the plan is determined by the committee, but may not be less than 100% of the fair market value of the underlying SDS common stock on the date of grant.

     The total number of shares of SDS common stock authorized for issuance under the 2000 Stock Plan is 5,450,000. Shares available for an award under the 2000 Stock Plan may be either authorized but unissued or reacquired shares. If any award is canceled, terminates, expires or lapses for any reason, any shares subject to such award shall again be available under the plan, subject to such requirements as may be promulgated by the compensation committee. The number of options that may be awarded to any employee during any fiscal year is limited to 1,000,000.

     On September 25, 2001, SDS established the Sybron Dental Specialties, Inc. 2001 Long-Term Incentive Plan (the "2001 Stock Plan"). The 2001 Stock Plan permits the granting of nonqualified stock options to any full-time, non-union employee of SDS or any of its subsidiaries, excluding officers or directors of SDS. Subject to the terms and provisions of the 2001 Stock Plan, options may be granted to eligible employees selected by the compensation committee of the Board of Directors, which administers the 2001 Stock Plan. The committee has the discretion to determine the number of shares subject to options granted and the terms and conditions of the options. The exercise price of an option granted under the 2001 Stock Plan is determined by the committee, but may not be less than 100% of the fair market value of the underlying SDS common stock on the date of grant.

     The total number of shares of SDS common stock authorized for issuance under the 2001 Stock Plan is 1,000,000. Shares available for an award under the 2001 Stock Plan may be either authorized but unissued or reacquired shares. If any award is canceled, terminates, expires or lapses for any reason, any shares subject to such award shall again be available under the 2001 Stock Plan, subject to such requirements as may be promulgated by the compensation committee.

     Options granted under the 2000 Stock Plan and the 2001 Stock Plan are exercisable up to ten years from date of grant. Stock options vest under the plans subject to the restrictions and conditions that the compensation committee approves. Typically the vesting schedule is 25% per year based on the date of grant.

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

The Apogent options that were exchanged under the 2000 Stock Plan maintained their original vesting schedule, which typically also vest at 25% per year based on the date of grant.

     The 2000 Outside Directors' Stock Option Plan (the "Directors' Plan") is administered by the compensation committee of the Board of Directors. A maximum of 300,000 shares of SDS common stock may be issued pursuant to the exercise of nonqualified stock options granted under the Directors' Plan. Shares subject to and not issued under an option which expires, terminates or is canceled for any reason shall again become available for the granting of options under the Directors' Plan. These options are exercisable up to ten years from date of grant and vest on the date of grant.

     The granting of options is automatic under the Directors' Plan. Upon the first meeting of the Board of Directors following the annual meeting of stockholders in 2001 through 2005, each person then serving SDS as a member of the Board of Directors who is not a full-time employee of SDS or its subsidiaries shall automatically be granted an option to purchase 10,000 shares of SDS common stock (subject to appropriate adjustment for stock splits and other changes affecting the common stock). If there is not a sufficient number of remaining available shares under the Directors' Plan to grant each outside director an option to purchase the number of shares specified, each outside director shall receive an option to purchase an equal number of the remaining available shares, determined by dividing the remaining available shares by the number of outside directors. The exercise price at which share may be purchased under each option shall be 100% of the fair market value of SDS common stock on the date the option is granted.

     At September 30, 2001, 1,421,264 shares of common stock were reserved for future stock option grants under the above plans.

     The following is a summary of the stock option activity since December 11, 2000 (spin-off):

                                                                  NUMBER OF   WEIGHTED AVERAGE
                                                                   OPTIONS     EXERCISE PRICE
                                                                  ---------   ----------------
    Outstanding at the beginning of the year....................         --       $    --
    Conversions of Apogent options..............................  2,329,593         12.33
    Granted.....................................................  3,057,617         15.57
    Exercised...................................................   (132,809)        (9.66)
    Canceled....................................................    (58,474)       (14.59)
                                                                  ---------       -------
    Options outstanding at end of year..........................  5,195,927       $ 14.28
    Options exercisable at end of year..........................  1,559,109       $ 12.16
                                                                  ---------       -------
    Weighted average fair value of options granted during the
      year......................................................                  $  5.11

     If the Company had elected to recognize compensation cost based on the fair value at the date of grant, consistent with the method as prescribed by SFAS No. 123, net income would have changed to the pro forma amounts indicated below (in thousands, except per share data):

                                                                    2001
                                                                   -------
    As reported.................................................   $39,149
    Pro forma net income:.......................................   $37,361
    Basic pro forma earnings per share:.........................   $  1.04
    Diluted pro forma earnings per share:.......................   $  1.01

     The pro forma net income may not be representative of future disclosures since the estimated fair value of stock options granted subsequent to the spin-off are amortized to expense over the vesting period, which was only a partial year in 2001, and additional options may be granted in varying quantities in future years. For

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES fiscal years ended prior to September 30, 2001, the pro forma net income would be the same as the actual income reported, as there were no SDS options in existence prior to the spin-off.

     The fair value of options granted during 2001 was determined using the Black-Scholes pricing model with the following assumptions: risk-free interest rate based on an average 4-year United States treasury note yield at the date of grant (5.17% average rate), an expected life of 4 years, stock price volatility of 31.32% and no dividend yield.

     The following table summarizes information regarding options outstanding and options exercisable at September 30, 2001:

                                              OPTIONS OUTSTANDING                           OPTIONS EXERCISABLE
                              ----------------------------------------------------    --------------------------------
                                                   WEIGHTED-
                              OUTSTANDING AT        AVERAGE           WEIGHTED-       EXERCISABLE AT      WEIGHTED-
                              SEPTEMBER 30,        REMAINING           AVERAGE        SEPTEMBER 30,        AVERAGE
    RANGE OF EXERCISE PRICES       2001         CONTRACTUAL LIFE    EXERCISE PRICE         2001         EXERCISE PRICE
    ------------------------  --------------    ----------------    --------------    --------------    --------------
      $1.94 to $3.88......         17,033             1.3               $ 3.60             17,033           $ 3.60
      $3.88 to $5.82......        187,857             3.1               $ 4.86            187,857           $ 4.86
      $5.82 to $7.76......         72,805             4.3               $ 6.54             72,805           $ 6.54
      $7.76 to $9.70......        121,818             5.2               $ 8.54            121,818           $ 8.54
    $11.64 to $13.58......        337,971             7.7               $13.16            126,502           $13.29
    $13.58 to $15.52......      4,315,982             8.4               $14.98            973,094           $14.00
    $17.46 to $19.40......        142,461             9.7               $18.37             60,000           $19.40
                                ---------             ---               ------          ---------           ------
                                5,195,927             8.0               $14.28          1,559,109           $12.16
                                =========                                               =========

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

(14) EARNINGS PER SHARE

     The following table sets forth the computation of basic and diluted net income per common share:

    IN THOUSANDS (EXCEPT PER SHARE AMOUNTS)                        2001      2000      1999
    ---------------------------------------                       -------   -------   -------
    Numerator:
      Income before extraordinary item..........................  $39,647   $41,597   $47,294
      Extraordinary item........................................     (498)       --        --
                                                                  -------   -------   -------
    Numerator for basic and diluted net income per common
      share -- net income.......................................  $39,149   $41,597   $47,294
    Denominator:
    Weighted average common shares outstanding -- basic.........   35,995    35,109    35,109
    Effect of dilutive securities:
    Employee stock options......................................    1,084        --        --
    Dilutive potential common shares............................    1,084        --        --
    Denominator for diluted net income per common share.........   37,079        --        --
    Basic net income per common share:
      Income from operations before extraordinary item..........  $  1.10   $  1.18   $  1.35
      Extraordinary item........................................    (0.01)       --        --
                                                                  -------   -------   -------
    Basic net income per common share...........................  $  1.09   $  1.18   $  1.35
                                                                  =======   =======   =======
    Diluted net income per common share:
      Income from operations before extraordinary item..........  $  1.07
      Extraordinary item........................................    (0.01)
                                                                  -------
    Diluted net income per common share.........................  $  1.06
                                                                  =======

     Earnings per share data for the years ended September 30, 2000 and 1999 is computed based on the 35,108,649 shares outstanding at December 11, 2000, the date of the spin-off, as the outstanding average number of shares for each year. This number of shares is presumed to be outstanding for each fiscal year ended 2000 and 1999. Diluted earnings per share for the years ended September 30, 2000 and 1999 have been omitted as no SDS stock options existed prior to the date of the spin-off and any calculation of diluted earnings per share would not be meaningful.

     Weighted average shares issuable upon the exercise of stock options, which were not included in the calculation, were four thousand in 2001 because they were antidilutive.

(15) COMMITMENTS AND CONTINGENT LIABILITIES

     The Company or its subsidiaries are at any one time parties to a number of lawsuits or subject to claims arising out of their respective operations, including products liability, patent and trademark or other intellectual property infringement, contractual liability, workplace safety and environmental claims and cases, some of which involve claims for substantial damages. The Company and its subsidiaries are vigorously defending lawsuits and other claims against them. The Company believes that any liabilities which might reasonably be expected to result from any of the pending cases and claims would not have a material adverse effect on the results of operations or financial condition of the Company, even if it is unable to recover amounts that it expects to recover with respect to those pending cases and claims through insurance, indemnification arrangements, or other sources. There can be no assurance as to this, however, or that litigation having such a material adverse effect will not arise in the future.

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

(16) ACQUISITIONS

     The Company has completed nine acquisitions and one merger since the beginning of 1999. The acquired companies are all engaged in businesses related to the Company (see note 19 for a description of business segments).

2001

 ACQUISITIONS

     During 2001, the Company completed four acquisitions for cash, all of which were accounted for as purchase business combinations. The aggregate purchase price of the acquisitions (which are not significant, individually or in the aggregate), net of cash acquired, was approximately $51,498. The results of these acquisitions are included in the Company's results of operations as of the date they were acquired. The total goodwill and intangibles for these acquired companies was approximately $37,409 and are being amortized over 5 to 30 years. The following unaudited table outlines the sales, operating income and total assets for the most recent available twelve-month period prior to each cash acquisition.

                                                               OPERATING     TOTAL       TYPE OF
    BUSINESS SEGMENT                   DATE          SALES      INCOME      ASSETS     ACQUISITION
    ----------------               -------------    -------    ---------    -------    -----------
    Company Acquired
    PROFESSIONAL DENTAL:
      Hawe Neos Holdings S.A.....  May 2001         $16,800       N/A       $23,431       Stock
      Special Metals
         Corporation.............  December 2000    $ 5,400       N/A       $ 1,042       Asset
    ORTHODONTICS:
      Optident, Ltd..............  December 2000    $ 1,900       N/A           N/A       Asset
    INFECTION PREVENTION:
      OBF Technologies, Inc......  June 2001        $ 3,000       N/A       $   482       Asset

2000

 ACQUISITIONS

     During 2000, the Company completed three acquisitions for cash, all of which were accounted for as purchase business combinations. The aggregate purchase price of the acquisitions (which are not significant, individually or in the aggregate), net of cash acquired, was approximately $16,800. The results of these acquisitions were included in the Company's results of operations as of the date they were acquired. The total goodwill and intangibles for these acquired companies was approximately $15,800 and will be amortized over 5 to 20 years. The following unaudited table outlines the sales, operating income and total assets for the most recent available twelve-month period prior to each cash acquisition.

                                                                OPERATING    TOTAL       TYPE OF
    BUSINESS SEGMENT                     DATE         SALES      INCOME      ASSETS    ACQUISITION
    ----------------                 -------------    ------    ---------    ------    -----------
    Company Acquired
    PROFESSIONAL DENTAL:
      Safe-Wave, Inc...............  February 2000    $4,046       $869      $1,269       Stock
    ORTHODONTICS:
      Pro Positioners, Inc.........  December 1999    $5,405       $529      $2,338       Stock
      LPI Ormco....................  October 1999     $  300       N/A          N/A       Asset

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

1999

 ACQUISITIONS

     During 1999, the Company completed two acquisitions for cash. In addition, the Company completed one transaction for stock (the "Pinnacle Merger"). The aggregate cash price of the acquisitions (none of which individually or aggregated was significant) was approximately $10,600. The Company may be subject to future purchase price adjustments based upon an earnout provision under one of the purchase and sale agreements. Such earnout provision has a maximum future payout of approximately $1,000. The earnout provision is subject to the achievement of certain financial goals and is not contingent upon employment. The earnout, if achieved, is payable through 2002 and are accounted for as additional goodwill. Earnout payments of approximately $1,000, $1,000, and $4,900 were made in 2001, 2000, and 1999, respectively. All cash acquisitions were accounted for as purchase business combinations. The results of the cash acquisitions were included in the Company's results of operations as of the date they were acquired. The Pinnacle Merger, a merger between Pinnacle Products of Wisconsin, Inc. ("Pinnacle") and a subsidiary of Apogent formed for that purpose, was accounted for as a pooling of interests. Results from Pinnacle are included from the first day of the first reporting periods. The following table outlines sales and operating income for the most recent date prior to the acquisition, and total assets at the most recent available date prior to acquisition, for each of the acquired companies. The type of acquisition refers to whether the Company purchased assets or the stock of the acquired companies. The total goodwill for the acquired companies including earnout payments for prior years' acquisitions was $14,200.

                                                                 OPERATING    TOTAL       TYPE OF
    BUSINESS SEGMENT                        DATE       SALES      INCOME      ASSETS    ACQUISITION
    ----------------                      ---------    ------    ---------    ------    -----------
    Company Acquired
    ORTHODONTICS:
      Endo Direct Ltd...................  July 1999    $  338     $    8      $  395       Stock
    INFECTION PREVENTION:
      Alden Scientific, Inc. and
         Gulfstream Medical, Inc........  July 1999    $3,519     $1,569      $1,058       Asset

     The following unaudited pro forma financial information presents the consolidated results of the operations of the Company and the purchased businesses referred to above as if the 2001 and 2000 acquisitions had occurred as of the beginning of 2000, after giving effect to certain adjustments, including amortization of goodwill, additional depreciation expense, increased interest expense on debt related to the acquisitions and related tax effects. The pro forma information does not necessarily reflect the results of operations that would have occurred had the Company and the acquired companies constituted a single entity during such periods.

                                                                   YEAR ENDED       YEAR ENDED
                                                                  SEPTEMBER 30,    SEPTEMBER 30,
                                                                      2001             2000
                                                                  -------------    -------------
    Net sales...................................................    $456,869         $444,305
    Net income..................................................    $ 40,535         $ 43,419
    Earnings per share -- basic.................................    $   1.13         $   1.24
    Earnings per share -- fully diluted.........................    $   1.09

(17) STOCKHOLDERS' EQUITY

     Stock Offering: On June 8, 2001, the Company sold 2,650,000 shares of common stock in an underwritten public offering generating net proceeds of approximately $50.0 million, which were primarily used to repay funds borrowed to finance the acquisitions of Hawe Neos and OBF.

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

     Shareholder Rights Plan: On December 8, 2000, the Board of Directors adopted a Rights Agreement pursuant to which Rights are distributed as a dividend at the rate of one Right for each share of common stock, par value $.01 per share, of the Company outstanding upon consummation of the spin-off on December 11, 2000, or issued thereafter. Each Right initially will entitle stockholders to buy one one-hundredth of a share of a series of preferred stock for sixty-five dollars. The Rights generally will be exercisable if a person or group acquires beneficial ownership of 15 percent or more of the Company's common stock or commences a tender or exchange offer upon consummation of which such person or group would beneficially own 15 percent or more of the Company's common stock. Thereafter, or if thereafter the Company is involved in a merger or certain other business combinations not approved by the Board of Directors, each Right will entitle its holder, other than the acquiring person or group, to purchase common stock of either the Company or the acquirer having a value of twice the exercise price of the Right. The Rights are attached to the common stock unless and until they become exercisable and will expire on December 11, 2010, unless earlier redeemed by the Company for $.01 each, or exchanged by the Company as provided in the Rights Agreement.

  OTHER COMPREHENSIVE INCOME (LOSS)

                                       2001                           2000                            1999
                           ----------------------------   -----------------------------   ----------------------------
                           PRE-TAX   TAX EXP.     NET     PRE-TAX    TAX EXP.     NET     PRE-TAX   TAX EXP.     NET
YEARS ENDED SEPTEMBER 30,  AMOUNT    (CREDIT)   AMOUNT     AMOUNT    (CREDIT)   AMOUNT    AMOUNT    (CREDIT)   AMOUNT
-------------------------  -------   --------   -------   --------   --------   -------   -------   --------   -------
Foreign currency
  translation
  adjustments...........   $ 5,405   $ 2,167    $ 3,238   $(11,948)  $(4,839)   $(7,109)  $(4,322)  $(1,707)   $(2,615)
Unrealized loss on
  derivative
  instruments...........    (9,108)   (3,643)    (5,465)        --        --         --     2,778     1,097      1,681
                           -------   -------    -------   --------   -------    -------   -------   -------    -------
Other comprehensive
  income (loss) from
  continuing
  operations............   $(3,703)  $(1,476)   $(2,227)  $(11,948)  $(4,839)   $(7,109)  $(1,544)  $  (610)   $  (934)
                           =======   =======    =======   ========   =======    =======   =======   =======    =======

(18) TRANSACTIONS WITH APOGENT

     Cash management and advances: Prior to the spin-off, Apogent managed the cash not considered necessary for current operating requirements of its subsidiaries, including the operations of SDS. Cash collected from and cash payments to the operations of SDS were collected or funded from a centralized treasury operation and were either credited or charged to SDS in the normal course of business. Advances to and collections from SDS were indirectly charged or credited with interest as such advances to or collections from SDS were applied to borrowings or repayments under the Credit Facilities. On an annual basis and on the date of spin-off, outstanding balances were cleared via an intercompany dividend to or capital contribution from Apogent.

     Dividends paid to and capital contributions from Apogent: On December 11, 2000, Apogent completed the spin-off of SDS. Just prior to the spin-off, SDM paid Apogent a cash dividend of $67.9 million representing the difference between $375 million and the actual allocation of Apogent bank debt to SDM as of the spin-off, and SDM settled all intercompany loans and advances made to Apogent by SDM by way of a non-cash dividend to Apogent of $78.2 million, resulting in the settlement of the intercompany operating account. In addition, SDS paid $307.1 million to Chase Manhattan Bank to satisfy the obligations attributable to it under the Apogent Credit Facilities.

     To accomplish the above transactions, on December 11, 2000, the date of the spin-off, SDS borrowed approximately $375 million under the SDS Credit Facility. All of this caused more indebtedness to be placed on the Company's books than historically had been allocated from Apogent. See consolidated statements of changes in stockholders' equity.

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

     Apogent Credit Facilities: Apogent historically recorded a portion of its outstanding debt (and associated interest expense) under its Credit Facilities to certain of its subsidiaries, including the operations of SDS. SDS's historical debt outstanding under the Credit Facilities at September 30, 2000 was $311,772 and SDS's historical interest expense was $24,443 in 2000. As part of the spin-off, the Company entered into the SDS Credit Facility (see note 7) and the Apogent Credit Facilities were paid off.

     Apogent Charges: Apogent performed certain functions for the Company (legal, tax, treasury, consolidation accounting, financial reporting and insurance) and therefore charged its corporate office, general and administrative expenses to its subsidiaries. SDS's share of such costs amounted to $730, $2,979 and $4,228 in 2001, 2000 and 1999, respectively. Services performed at the corporate office generally benefited the domestic operations, and therefore Apogent corporate office, general and administrative expenses were generally charged based on SDS's domestic revenues as a percentage of total Apogent domestic revenues. Because general and administrative expenses at Apogent generally benefited domestic operations, Apogent considered this method to be a reasonable basis for allocation.

     Intercompany Loans with Apogent: The loan due from Apogent at September 30, 2000 was as follows:

                                                                AMOUNT    RATE    MATURITY
                                                                ------    ----    ---------
    2000:
    Sybron Holdings A/S.......................................  $1,773    5.50%   On Demand

     This amount is included in loans to Apogent on the accompanying 2000 consolidated balance sheet. As a result of the spin-off there were no outstanding loans with Apogent as of September 30, 2001.

(19) SEGMENT INFORMATION

     In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"), which is effective for financial statements for periods beginning after December 15, 1997. SFAS No. 131 establishes standards for the way public business enterprises are to report information about operating segments in annual and interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The Company adopted SFAS No. 131 in 1999 and has restated the previously reported annual segment operating results to conform to the Statement's management approach and to reflect the Pinnacle Merger.

     The Company's operating subsidiaries are engaged in the manufacture and sale of dental products in the United States and other countries. Dental products are categorized in the business segments of a) Professional Dental, b) Orthodontics and c) Infection Prevention. A description of the business segments follows:

     Products in the Professional Dental business segment include light cured composite filling materials and bonding agents, amalgam alloy filling materials, dental burs, impression materials, and curing lights used in general dentistry, filling materials, instruments and sealers used in endodontics, waxes, specialty burs, investment and casting materials, equipment and accessories used in dental laboratories and disposable infection prevention products for dental equipment.

     Products in the Orthodontics business segment include a broad range of orthodontic appliances such as brackets, bands and buccal tubes, wires and elastomeric products. Brackets, bands, buccal tubes and wires are manufactured from a variety of metals to exacting specifications for standard use or to meet the custom specifications of a particular orthodontist. Elastomeric orthodontic products include rubber bands and power chains to consolidate space. Products in this area also include orthodontic instruments and general orthodontic supply products. Orthodontics also includes certain endodontic products.

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

     Products in the Infection Prevention business segment include high level disinfectants and sterilants, and enzymatic cleaners and instrument care solutions for medical and dental instruments, surface disinfectant products and antimicrobial skincare products for medical and dental use.

     The corporate office general and administrative expenses have been allocated to the segments on the basis of domestic net sales.

     Information on these business segments is summarized as follows:

                                       PROFESSIONAL                  INFECTION                    TOTAL
                                          DENTAL      ORTHODONTICS   PREVENTION   ELIMINATIONS     SDS
                                       ------------   ------------   ----------   ------------   --------
2001
Revenues:
  External customer..................    $230,785       $178,583      $30,179       $    --      $439,547
  Intersegment.......................       1,999          7,345           15        (9,359)           --
                                         --------       --------      -------       -------      --------
       Total revenues................    $232,784       $185,928      $30,194       $(9,359)     $439,547
                                         ========       ========      =======       =======      ========
Gross profit.........................     129,870        106,070       15,976            --       251,916
Selling, general and admin...........      69,432         67,225       13,178            --       149,835
Operating income.....................      60,438         38,845        2,798            --       102,081
Depreciation and amortization........       9,398          7,464        2,117            --        18,979
Interest expense.....................      17,739         15,719           --            --        33,458
Segment assets.......................     325,170        174,930       48,948            --       549,048
Expenditures for property, plant and
  equipment..........................       4,836          4,626        4,954            --        14,416
2000
Revenues:
  External customer..................    $214,888       $180,479      $27,773       $    --      $423,140
  Intersegment.......................       1,049          5,774           41        (6,864)           --
                                         --------       --------      -------       -------      --------
       Total revenues................    $215,937       $186,253      $27,814       $(6,864)     $423,140
                                         ========       ========      =======       =======      ========
Gross profit.........................     121,965        105,286       12,061            --       239,312
Selling, general and admin...........      65,894         66,741       11,630            --       144,265
Operating income.....................      56,071         38,545          431            --        95,047
Depreciation and amortization........       7,943          8,496        2,085            --        18,524
Interest income -- Apogent...........         682            170           --            --           852
Interest expense.....................      17,071          8,828           --            --        25,899
Segment assets.......................     250,020        231,997       63,560            --       545,577
Expenditures for property, plant and
  equipment..........................       6,412          5,038          518            --        11,968

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

                                       PROFESSIONAL                  INFECTION                    TOTAL
                                          DENTAL      ORTHODONTICS   PREVENTION   ELIMINATIONS     SDS
                                       ------------   ------------   ----------   ------------   --------
1999
Revenues:
  External customer..................    $193,757       $172,055      $26,437       $    --      $392,349
  Intersegment.......................         592          3,967           --        (4,559)           --
                                         --------       --------      -------       -------      --------
       Total revenues................    $194,349       $176,022      $26,437       $(4,559)     $392,349
                                         ========       ========      =======       =======      ========
Gross profit.........................     107,781        107,602       14,293            --       229,676
Selling, general and admin...........      64,223         60,481       10,666            --       135,370
Operating income.....................      43,558         47,121        3,627            --        94,306
Depreciation and amortization........       8,499          7,656        1,311            --        17,466
Interest income -- Apogent...........         144          1,007           --            --         1,151
Interest expense.....................      12,032          5,041            1            --        17,074
Segment assets.......................     229,670        222,204       63,440            --       515,314
Expenditures for property, plant and
  equipment..........................       6,571          6,116          333            --        13,020

     No customer accounted for more than 10% of net sales for the three reported periods.

     The Company's international operations are conducted principally in Europe. Inter-geographic sales are made at prices approximating market.

                                                               2001        2000        1999
                                                             --------    --------    --------
    Net Sales:
    United States:
      Customers............................................  $268,693    $257,131    $229,177
      Inter-geographic.....................................    25,027      17,399      14,527
                                                             --------    --------    --------
                                                              293,720     274,530     243,704
                                                             --------    --------    --------
    Europe:
      Customers............................................    87,371      83,935      87,265
      Inter-geographic.....................................    46,088      44,802      42,497
                                                             --------    --------    --------
                                                              133,459     128,737     129,762
                                                             --------    --------    --------
    All other areas:
      Customers............................................    83,483      82,074      75,807
      Inter-geographic.....................................    13,872      12,607      11,966
                                                             --------    --------    --------
                                                               97,355      94,681      87,773
    Inter-geographic sales.................................   (84,987)    (74,808)    (68,990)
                                                             --------    --------    --------
           Total net sales.................................  $439,547    $423,140    $392,249
                                                             ========    ========    ========
    Net property, plant and equipment:
      United States........................................  $ 35,434    $ 35,203    $ 38,628
      Europe...............................................    17,577       3,297       3,763
      All other areas......................................    15,908      16,826      15,097
                                                             --------    --------    --------
           Total net property, plant and equipment.........  $ 68,919    $ 55,326    $ 57,488
                                                             ========    ========    ========

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

(20) QUARTERLY FINANCIAL INFORMATION

                                       FIRST      SECOND        THIRD        FOURTH
                                      QUARTER    QUARTER       QUARTER      QUARTER     TOTAL YEAR
                                      -------    --------    -----------    --------    ----------
                                                             (UNAUDITED)      (B)
2001
Net sales(a)........................  $98,458    $112,843     $107,257      $120,989     $439,547
                                      =======    ========     ========      ========     ========
Gross profit........................  $55,933    $ 64,023     $ 61,928      $ 70,032     $251,916
                                      =======    ========     ========      ========     ========
Extraordinary item, net of tax......  $  (498)   $     --     $     --      $     --     $   (498)
                                      =======    ========     ========      ========     ========
Net income..........................  $ 7,179    $ 11,165     $  9,646      $ 11,159     $ 39,149
                                      =======    ========     ========      ========     ========
Basic earnings per share............  $  0.22    $   0.32     $   0.27      $   0.29     $   1.09
                                      =======    ========     ========      ========     ========
Diluted earnings per share..........  $  0.20    $   0.31     $   0.26      $   0.28     $   1.06
                                      =======    ========     ========      ========     ========

                                       FIRST      SECOND        THIRD        FOURTH
                                      QUARTER    QUARTER       QUARTER      QUARTER     TOTAL YEAR
                                      -------    --------    -----------    --------    ----------
                                                             (UNAUDITED)      (B)
2000
Net sales(a)........................  $94,303    $109,450     $106,252      $113,135     $423,140
                                      =======    ========     ========      ========     ========
Gross profit........................  $55,036    $ 64,844     $ 61,907      $ 57,525     $239,312
                                      =======    ========     ========      ========     ========
Net income..........................  $ 9,963    $ 13,635     $ 11,275      $  6,724     $ 41,597
                                      =======    ========     ========      ========     ========
Basic earnings per share(c).........  $  0.28    $   0.39     $   0.32      $   0.19     $   1.18
                                      =======    ========     ========      ========     ========

---------------

(a) Net sales have been adjusted to include the reclassification of shipping and handling fees from selling, general and administrative expenses for each quarter in 2001 and 2000.

(b) Restructuring charges were recorded in the amount of $2,379 and $9,326 in the fourth quarter of 2001 and 2000, respectively.

(c) Earnings per share data for quarters in the fiscal year ended September 30, 2000 were calculated using the 35,108,649 shares outstanding as of the date of the spin-off on December 11, 2000. Diluted earnings per share for quarters in the fiscal year ended September 30, 2000 have been omitted as no SDS stock options existed prior to the date of the spin-off and any calculation of diluted earnings per share would not be meaningful.

(21) EXTRAORDINARY ITEM

     Due to the spin-off of SDS, Apogent terminated its credit agreement and wrote off the associated deferred financing fees. This resulted in an after tax write-off of $0.5 million that was allocated to SDS and treated as an extraordinary item in the 2001 consolidated statement of income.

(22) CONDENSED CONSOLIDATING FINANCIAL INFORMATION

     Below are the condensed consolidating balance sheets as of September 30, 2001 and 2000 and condensed consolidating statements of operations and statements of cash flows of Sybron Dental Specialties, Inc., for the fiscal years ended September 30, 2001, 2000 and 1999.

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

     Intercompany balances include receivables/payables incurred in the normal course of business in addition to investments and loans transacted by subsidiaries of the Company with other subsidiaries or with the Company.

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING BALANCE SHEETS

                                                           AS OF SEPTEMBER 30, 2001
                                   -------------------------------------------------------------------------
                                                                      NON
                                   SYBRON DENTAL    GUARANTOR      GUARANTOR
                                    SPECIALTIES    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                   -------------   ------------   ------------   ------------   ------------
                                                                (IN THOUSANDS)
ASSETS
Current assets:
  Cash and equivalents...........    $      1        $  2,215       $  6,103       $     --       $  8,319
  Accounts receivable, net.......          --          59,563         32,609             --         92,172
  Inventories, net...............          --          63,363         22,402             --         85,765
  Other current assets...........          --          14,862          2,937             --         17,799
                                     --------        --------       --------       --------       --------
       Total current assets......           1         140,003         64,051             --        204,055
Property, plant and equipment,
  net............................          --          35,434         33,485             --         68,919
Intangible assets, net...........          --         208,817         43,764             --        252,581
Deferred income taxes............          --          10,382             --             --         10,382
Investment in subsidiaries.......          --         (65,463)       137,884        (72,421)            --
Other assets.....................          --          10,957          2,154             --         13,111
                                     --------        --------       --------       --------       --------
       Total assets..............    $      1        $340,130       $281,338       $(72,421)      $549,048
                                     ========        ========       ========       ========       ========
LIABILITIES AND STOCKHOLDERS'
  EQUITY
Current liabilities:
  Accounts payable...............    $     --        $ 12,906       $  4,430       $     --       $ 17,336
  Current portion of long-term
     debt........................          --          25,472            497             --         25,969
  Income taxes payable...........          --           1,865          4,537            325          6,727
  Accrued expenses and other
     current liabilities.........          --          32,884         10,981             --         43,865
                                     --------        --------       --------       --------       --------
       Total current
          liabilities............          --          73,127         20,445            325         93,897
Long-term debt...................          --         317,484          4,052             --        321,536
Deferred income taxes............          --          16,605            558             --         17,163
Other liabilities................          --          16,312            494             --         16,806
Commitments and contingent
  liabilities:
  Stockholders' equity:
     Preferred stock.............          --              --             --             --             --
     Common stock................         379              53         10,971        (11,024)           379
Additional paid-in capital.......      49,576         (48,035)       131,720        (58,600)        74,661
Retained earnings................       3,546         (26,326)        64,503         (3,212)        38,511
Accumulated other comprehensive
  (loss).........................     (53,500)         (9,090)        48,595             90        (13,905)
                                     --------        --------       --------       --------       --------
       Total stockholders'
          equity.................           1         (83,398)       255,789        (72,746)        99,646
                                     --------        --------       --------       --------       --------
       Total liabilities and
          stockholders' equity...    $      1        $340,130       $281,338       $(72,421)      $549,048
                                     ========        ========       ========       ========       ========

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING BALANCE SHEETS

                                                           AS OF SEPTEMBER 30, 2000
                                   -------------------------------------------------------------------------
                                                                      NON
                                   SYBRON DENTAL    GUARANTOR      GUARANTOR
                                    SPECIALTIES    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                   -------------   ------------   ------------   ------------   ------------
                                                                (IN THOUSANDS)
ASSETS
Current assets:
  Cash and equivalents..........     $     --        $    439       $  5,344             --       $  5,783
  Accounts receivable, net......           --          61,453         24,314             --         85,767
  Inventories, net..............           --          56,032         18,351             --         74,383
  Other current assets..........                       13,184          2,290             --         15,474
                                     --------        --------       --------       --------       --------
       Total current assets.....           --         131,108         50,299             --        181,407
Advances and loans to Apogent...           --          77,762             --             --         77,762
Property, plant and equipment,
  net...........................           --          35,204         20,122             --         55,326
Intangible assets, net..........           --         210,165         10,540             --        220,705
Deferred income taxes...........           --           3,410             --             --          3,410
Investment in subsidiaries......           --         (34,806)        34,806             --             --
Other assets....................           --           4,779          2,188             --          6,967
                                     --------        --------       --------       --------       --------
       Total assets.............     $     --        $427,622       $117,955       $     --       $545,577
                                     ========        ========       ========       ========       ========
LIABILITIES AND STOCKHOLDERS'
  EQUITY
Current liabilities:
  Accounts payable..............     $     --        $  8,459       $  2,892             --       $ 11,351
  Current portion of long-term
     debt.......................           --          21,621            140             --         21,761
  Income taxes payable..........           --          (2,264)         3,962             --          1,698
  Income taxes payable to
     Apogent....................           --           3,982             --             --          3,982
  Accrued expenses and other
     current liabilities........           --          22,892          8,192             --         31,084
                                     --------        --------       --------       --------       --------
       Total current
          liabilities...........           --          54,690         15,186             --         69,876
Long-term debt..................           --         298,358            124             --        298,482
Deferred income taxes...........           --          14,863            551             --         15,414
Other liabilities...............           --           8,465            370             --          8,835
Commitments and contingent
  liabilities:
  Stockholders' equity:
     Preferred stock............           --              --             --             --             --
     Common stock...............                      (10,710)        10,710             --             --
Additional paid-in capital......          832         154,191          9,625             --        164,648
Retained earnings...............           --         (54,682)        54,682             --             --
Accumulated other comprehensive
  (loss)........................         (832)        (37,553)        26,707             --        (11,678)
                                     --------        --------       --------       --------       --------
       Total stockholders'
          equity................           --          51,246        101,724             --        152,970
                                     --------        --------       --------       --------       --------
       Total liabilities and
          stockholders'
          equity................     $     --        $427,622       $117,955       $     --       $545,577
                                     ========        ========       ========       ========       ========

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

                                                     FOR THE YEAR ENDED SEPTEMBER 30, 2001
                                   -------------------------------------------------------------------------
                                                                      NON
                                   SYBRON DENTAL    GUARANTOR      GUARANTOR
                                    SPECIALTIES    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                   -------------   ------------   ------------   ------------   ------------
                                                                (IN THOUSANDS)
Net sales.......................     $     --        $283,997       $164,910       $ (9,360)      $439,547
Cost of sales...................           --         100,246         96,637         (9,252)       187,631
                                     --------        --------       --------       --------       --------
  Gross profit..................           --         183,751         68,273           (108)       251,916
Selling, general and
  administrative expenses.......                      106,306         41,965          1,564        149,835
                                     --------        --------       --------       --------       --------
Operating income................           --          77,445         26,308         (1,672)       102,081
Other income (expense):
  Interest expense..............           --         (33,225)          (233)            --        (33,458)
  Other, net....................           --            (476)        (1,122)          (856)        (2,454)
                                     --------        --------       --------       --------       --------
Income before income taxes and
  extraordinary item............           --          43,744         24,953         (2,528)        66,169
Income taxes....................                       20,220          9,507         (3,205)        26,522
                                     --------        --------       --------       --------       --------
Income before extraordinary
  item..........................           --          23,524         15,446            677         39,647
Extraordinary item, net of
  tax...........................           --            (498)            --             --           (498)
                                     --------        --------       --------       --------       --------
Net income......................     $     --        $ 23,026       $ 15,446       $    677       $ 39,149
                                     ========        ========       ========       ========       ========

                                                     FOR THE YEAR ENDED SEPTEMBER 30, 2000
                                   -------------------------------------------------------------------------
                                                                      NON
                                   SYBRON DENTAL    GUARANTOR      GUARANTOR
                                    SPECIALTIES    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                   -------------   ------------   ------------   ------------   ------------
                                                                (IN THOUSANDS)
Net sales.......................     $     --        $280,157       $149,847       $ (6,864)      $423,140
Cost of sales...................           --         102,627         88,065         (6,864)       183,828
                                     --------        --------       --------       --------       --------
  Gross profit..................           --         177,530         61,782             --        239,312
Selling, general and
  administrative expenses.......           --         103,497         40,768             --        144,265
                                     --------        --------       --------       --------       --------
Operating income................           --          74,033         21,014             --         95,047
Other income (expense):
  Interest expense..............           --         (25,772)          (127)            --        (25,899)
  Other, net....................           --             766             22             --            788
                                     --------        --------       --------       --------       --------
Income before income taxes......           --          49,027         20,909             --         69,936
Income taxes....................           --          19,321          9,018             --         28,339
                                     --------        --------       --------       --------       --------
Net income......................     $     --        $ 29,706       $ 11,891       $     --       $ 41,597
                                     ========        ========       ========       ========       ========

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

                                                     FOR THE YEAR ENDED SEPTEMBER 30, 1999
                                   -------------------------------------------------------------------------
                                                                      NON
                                   SYBRON DENTAL    GUARANTOR      GUARANTOR
                                    SPECIALTIES    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                   -------------   ------------   ------------   ------------   ------------
                                                                (IN THOUSANDS)
Net sales.......................     $     --        $247,821       $148,986       $ (4,558)      $392,249
Cost of sales...................           --          79,242         87,889         (4,558)       162,573
                                     --------        --------       --------       --------       --------
  Gross profit..................           --         168,579         61,097             --        229,676
Selling, general and
  administrative expenses.......                       98,924         36,446             --        135,370
                                     --------        --------       --------       --------       --------
Operating income................           --          69,655         24,651             --         94,306
Other income (expense):
  Interest expense..............           --         (16,919)          (155)            --        (17,074)
  Other, net....................           --           1,302           (390)            --            912
                                     --------        --------       --------       --------       --------
Income before income taxes......           --          54,038         24,106             --         78,144
Income taxes....................           --          21,333          9,517             --         30,850
                                     --------        --------       --------       --------       --------
Net income......................     $     --        $ 32,705       $ 14,589       $     --       $ 47,294
                                     ========        ========       ========       ========       ========

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

                                                     FOR THE YEAR ENDED SEPTEMBER 30, 2001
                                   -------------------------------------------------------------------------
                                                                      NON
                                   SYBRON DENTAL    GUARANTOR      GUARANTOR
                                    SPECIALTIES    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                   -------------   ------------   ------------   ------------   ------------
                                                                (IN THOUSANDS)
Cash flows (used by) provided by
  operating activities..........     $       1      $ 102,913      $ (42,242)     $     (89)     $  60,583
                                     ---------      ---------      ---------      ---------      ---------
Cash flows from investing
  activities:
  Capital expenditures..........            --        (10,955)        (3,461)            --        (14,416)
  Proceeds from sales of
     property, plant, and
     equipment..................            --             28             96             --            124
  Net payments for businesses
     acquired...................            --         (6,500)       (44,998)            --        (51,498)
                                     ---------      ---------      ---------      ---------      ---------
     Net cash used in investing
       activities...............            --        (17,427)       (48,363)            --        (65,790)
                                     ---------      ---------      ---------      ---------      ---------
Cash flows from financing
  activities:
  Proceeds from long-term
     debt.......................            --        562,099            998             --        563,097
  Principal payments on
     long-term debt.............            --       (540,569)           (45)            --       (540,614)
  Proceeds from the exercise of
     stock options..............         1,283             --             --             --          1,283
  Net cash outflow to Apogent...            --        (63,719)            --             --        (63,719)
  Other.........................        51,386         (6,927)            --             --         44,459
                                     ---------      ---------      ---------      ---------      ---------
     Net cash provided by (used
       in) financing
       activities...............        52,669        (49,116)           953             --          4,506
Effect of exchange rate changes
  on cash and cash
  equivalents...................            --         (4,114)         7,262             89          3,237
Net change in intercompany
  balances......................       (52,669)       (30,479)        83,148             --             --
                                     ---------      ---------      ---------      ---------      ---------
Net increase in cash and cash
  equivalents...................             1          1,777            758             --          2,536
Cash and cash equivalents at
  beginning of period...........            --            438          5,345             --          5,783
                                     ---------      ---------      ---------      ---------      ---------
Cash and cash equivalents at end
  of period.....................     $       1      $   2,215      $   6,103      $      --      $   8,319
                                     =========      =========      =========      =========      =========
Supplemental disclosures of cash
  flow information:
  Cash paid during the period
     for interest...............            --         24,437            342             --         24,779
                                     =========      =========      =========      =========      =========
  Cash paid during the period
     for income taxes...........            --         11,083          9,049             --         20,132
                                     =========      =========      =========      =========      =========
  Supplemental disclosures of
     non-cash investing and
     financing activities:
     Non-cash dividend to
       Apogent..................            --      $  78,167             --             --      $  78,167
                                     =========      =========      =========      =========      =========

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

                                                     FOR THE YEAR ENDED SEPTEMBER 30, 2000
                                   -------------------------------------------------------------------------
                                                                      NON
                                   SYBRON DENTAL    GUARANTOR      GUARANTOR
                                    SPECIALTIES    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                   -------------   ------------   ------------   ------------   ------------
                                                                (IN THOUSANDS)
Cash flows provided by operating
  activities....................     $      --      $  41,567      $  20,860      $      --      $  62,427
                                     ---------      ---------      ---------      ---------      ---------
Cash flows from investing
  activities:
  Capital expenditures..........            --         (6,674)        (5,294)            --        (11,968)
  Proceeds from sales of
     property, plant, and
     equipment..................            --            159            450             --            609
  Net payments for businesses
     acquired...................            --        (21,398)            --             --        (21,398)
                                     ---------      ---------      ---------      ---------      ---------
     Net cash used in investing
       activities...............            --        (27,913)        (4,844)            --        (32,757)
                                     ---------      ---------      ---------      ---------      ---------
Cash flows from financing
  activities:
  Proceeds from long-term
     debt.......................            --        221,760             --             --        221,760
  Principal payments on
     long-term debt.............            --       (183,084)           (96)            --       (183,180)
  Proceeds from the exercise of
     stock options..............            --             --             --             --             --
  Net cash outflow to Apogent...            --        (58,098)            --             --        (58,098)
  Other.........................           832          2,505         (6,801)            --         (3,464)
                                     ---------      ---------      ---------      ---------      ---------
     Net cash provided by (used
       in) financing
       activities...............           832        (16,917)        (6,897)            --        (22,982)
Effect of exchange rate changes
  on cash and cash
  equivalents...................            --           (354)        (6,641)            --         (6,995)
Net change in intercompany
  balances......................          (832)         2,562         (1,730)            --             --
                                     ---------      ---------      ---------      ---------      ---------
Net (decrease) increase in cash
  and cash equivalents..........            --         (1,055)           748             --           (307)
Cash and cash equivalents at
  beginning of period...........            --          1,493          4,597             --          6,090
                                     ---------      ---------      ---------      ---------      ---------
Cash and cash equivalents at end
  of period.....................     $      --      $     438      $   5,345      $      --      $   5,783
                                     =========      =========      =========      =========      =========
Supplemental disclosures of cash
  flow information:
  Cash paid during the period
     for interest...............     $      --      $  25,226      $     278      $      --      $  25,504
                                     =========      =========      =========      =========      =========
  Interest received from
     Apogent....................     $      --      $     852      $      --      $       --     $     852
                                     =========      =========      =========      =========      =========
  Cash paid during the period
     for income taxes...........     $      --      $  23,581      $   4,093      $      --      $  27,674
                                     =========      =========      =========      =========      =========

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

                                                     FOR THE YEAR ENDED SEPTEMBER 30, 1999
                                   -------------------------------------------------------------------------
                                                                      NON
                                   SYBRON DENTAL    GUARANTOR      GUARANTOR
                                    SPECIALTIES    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                   -------------   ------------   ------------   ------------   ------------
                                                                (IN THOUSANDS)
Cash flows provided by operating
  activities....................     $      --      $  37,708      $  13,639      $      --      $  51,347
                                     ---------      ---------      ---------      ---------      ---------
Cash flows from investing
  activities:
  Capital expenditures..........            --         (8,401)        (4,619)            --        (13,020)
  Proceeds from sales of
     property, plant, and
     equipment..................            --            141             73             --            214
  Net payments for businesses
     acquired...................            --        (15,538)            --             --        (15,538)
                                     ---------      ---------      ---------      ---------      ---------
     Net cash used in investing
       activities...............            --        (23,798)        (4,546)            --        (28,344)
                                     ---------      ---------      ---------      ---------      ---------
Cash flows from financing
  activities:
  Proceeds from long-term
     debt.......................            --        354,040             --             --        354,040
  Principal payments on
     long-term debt.............            --       (332,263)           (85)            --       (332,348)
  Proceeds from the exercise of
     stock options..............            --             --             --             --             --
  Net cash outflow to Apogent...            --        (47,962)            --             --        (47,962)
  Other.........................            --          6,872         (7,241)            --           (369)
                                     ---------      ---------      ---------      ---------      ---------
     Net cash used in financing
       activities...............            --        (19,313)        (7,326)            --        (26,639)
Effect of exchange rate changes
  on cash and cash
  equivalents...................            --            124            320             --            444
Net change in intercompany
  balances......................            --          3,550         (3,550)            --             --
                                     ---------      ---------      ---------      ---------      ---------
Net decrease in cash and cash
  equivalents...................            --         (1,729)        (1,463)            --         (3,192)
Cash and cash equivalents at
  beginning of period...........            --          3,222          6,060             --          9,282
                                     ---------      ---------      ---------      ---------      ---------
Cash and cash equivalents at end
  of period.....................     $      --      $   1,493      $   4,597      $      --      $   6,090
                                     =========      =========      =========      =========      =========
Supplemental disclosures of cash
  flow information:
  Cash paid during the period
     for interest...............            --         16,834            123             --         16,957
                                     =========      =========      =========      =========      =========
  Interest received from
     Apogent....................            --          1,151             --             --          1,151
                                     =========      =========      =========      =========      =========
  Cash paid during the period
     for income taxes...........            --         28,528          4,378             --         32,906
                                     =========      =========      =========      =========      =========